Exhibit 3.1
Execution Copy
TENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BROADVIEW NETWORKS HOLDINGS, INC.
          THE UNDERSIGNED, being the duly appointed and acting Executive Vice President of Broadview Networks Holdings, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies on behalf of the Company and not in his individual capacity, as follows:
          A. The name of the Company is Broadview Networks Holdings, Inc.
          B. The Certificate of Incorporation was originally filed with the Secretary of State on November 19, 1996. At the time of the original filing on November 19, 1996, the name of the Company was Coaxicom, Inc. Such Certificate of Incorporation was amended and/or restated as of June 29, 1998, September 10, 1998, April 23, 1999, July 6, 2000, March 11, 2002, January 14, 2005, August 23, 2006, January 30, 2007 and February 23, 2007 (the “Amended and Restated Certificate of Incorporation”).
          C. This Tenth Amended and Restated Certificate of Incorporation which restates and integrates and also amends the Amended and Restated Certificate of Incorporation was duly adopted by the requisite vote of the Company’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the DGCL. This Tenth Amended and Restated Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware in accordance with the provisions of Section 103 of the DGCL.
          D. The text of the Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:
ARTICLE ONE
     The name of the corporation is Broadview Networks Holdings, Inc. (the “Company”).
ARTICLE TWO
     The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE
     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE FOUR
     A. Authorized Capital. The total number of shares of all classes of capital stock which the Company shall have authority to issue is 100,000,000 shares divided into three classes: (i) 80,000,000 shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”), (ii) 10,000,000 shares of Class B Common Stock, par value $.01 per share (“Class B Common Stock”), and (iii) 10,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”). The Class A Common Stock and the Class B Common Stock are sometimes hereinafter referred to collectively as the “Common Stock.” Except as otherwise set forth in this Article Four, all shares of the Class A Common Stock and the Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights, powers, and preferences. All calculations in respect of the shares of capital stock of the Company shall be made to the nearest ten decimal places without rounding.
     B. Common Stock.
          1. Dividends.
               (a) Holders of Class A Common Stock and Class B Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of the assets of the Company which are by law available therefor, payable in cash, in securities or other property of the Company.
               (b) If and when dividends on the Class A Common Stock or Class B Common Stock are declared payable from time to time by the Board of Directors, holders of Class A Common Stock and the Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends; provided, however, that, if dividends are declared that are payable in shares of Common Stock (or rights to receive shares of Common Stock), such dividends shall be payable at the same rate on all such classes of Common Stock, and shall be payable in respect of a particular class of Common Stock in shares of that particular class of stock, so that holders of Class A Common Stock shall receive only shares of Class A Common Stock and holders of Class B Common Stock shall receive only shares of Class B Common Stock.
          2. Subdivision or Combination. If the Company shall in any manner subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, such outstanding shares of Class A Common Stock and Class B Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis, so that holders of Class A Common Stock shall receive or continue to hold only shares of Class A Common Stock in respect thereof and holders of Class B Common Stock shall receive or continue to hold only shares of Class B Common Stock in respect thereof.

          3. Voting Rights. Except as required in this Tenth Amended and Restated Certificate of Incorporation or by law, or as provided by the Board of Directors in its designation of any series of Preferred Stock pursuant to Section C of this Article Four, the holders of shares of Preferred Stock and Class A Common Stock shall vote together as a single class and holders of any class of capital stock of the Company shall not be entitled to any separate class vote on any matter. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL. A holder of a share of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock. Holders of Class B Common Stock shall have no voting rights except as provided by law.
          4. Conversion of Class B Common Stock.
               (a) Immediately prior to the consummation of a Qualified IPO, all then outstanding shares of Class B Common Stock shall be automatically converted into shares of Class A Common Stock at the conversion ratio of one share of Class B Common Stock for each share of Class A Common Stock and, from and after such consummation, no further shares of Class B Common Stock shall be issued. “Qualified IPO” shall mean any issuance and sale of shares of Common Stock which occurs in an underwritten public offering registered under the Securities Act of 1933, as amended, and provides net proceeds to the Company of not less than $50,000,000.
               (b) The Company shall at all times reserve and keep available for issuance upon the conversion of the Class B Common Stock free from any preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall from time to time be necessary to permit the conversion of all outstanding shares of Class B Common Stock (including, for these purposes, shares of Class B Common Stock issuable upon the conversion of outstanding shares of Series C Preferred Stock) into shares of Class A Common Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if necessary to permit the conversion of all outstanding shares of Class B Common Stock (including, for these purposes, shares of Class B Common Stock issuable upon the conversion of outstanding shares of Series C Preferred Stock).
               (c) Each conversion of shares of a class of Common Stock, in accordance with Section (B)(4)(a) of this Article Four, into shares of another class of Common Stock shall be effected immediately upon delivery by the Company of notice of such conversion to the holder of such shares of Common Stock. A conversion shall be deemed to have been effected immediately upon delivery by the Company of notice of such conversion to the holder of such shares of Common Stock, and at such time the rights of the holder of the converted class of Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates (if such shares are certificated) for shares of the other class of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of such other class of Common Stock issuable upon such conversion. If a holder of the shares of Common Stock issuable upon such conversion desires the receipt of a certificate representing such shares of Common Stock, he may request such certificate upon the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Common Stock) at any time during normal business hours.
               (d) Promptly after such surrender and the receipt of such written notice, the Company shall issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates for shares of the class of Common Stock issuable upon such conversion (if such shares are certificated).
               (e) The issuance of certificates for any class of Common Stock upon the conversion of any other class of Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of any class of Common Stock. The Company shall not close its books against the transfer of any class of Common Stock issued or issuable upon the conversion of any other class of Common Stock in any manner which would interfere with the timely conversion of any other class of Common Stock.
               (f) When any shares of Class A Common Stock or Class B Common Stock are acquired by the Company, including upon conversion of shares of one class of Common Stock into shares of another class of Common Stock, the Company shall take all such actions as are necessary (including, without limitation, the retirement of such shares) so as to cause such shares to resume the status of authorized and unissued shares of the class of Common Stock to which they belong.
     C. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, the Shareholders’ Agreement (as defined in Section (C)(1)(k) of this Article Four), and this Tenth Amended and Restated Certificate of Incorporation to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, voting powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the votes entitled to be cast by the holders of capital stock of the Company without the separate vote of the holders of the Preferred Stock as a class.
          1. Series A Preferred Stock and Series A-1 Preferred Stock
               (a) Designation, Number and Rank.
                    (i) 89,526 shares of Preferred Stock are hereby designated as 12% Participating Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”).
                    (ii) 105,000 shares of Preferred Stock are hereby designated as 12% Participating Series A-1 Preferred Stock, par value $.01 per share (the “Series A-1 Preferred Stock”).

                    (iii) The Series A Preferred Stock and Series A-1 Preferred Stock shall, with respect to payment of dividends, redemption payments and the distribution of assets upon liquidation, winding-up or dissolution, rank (i) senior to all Junior Securities (as defined in Section (C)(1)(k) of this Article Four), (ii) in some respects senior to and in some respects on a parity with all Junior Parity Securities as more fully described herein (as defined in Section (C)(1)(k) of this Article Four), (iii) on a parity with all Parity Securities (as defined in Section (C)(1)(k) of this Article Four) and (iv) junior to all Senior Securities (as defined in Section (C)(1)(k) of this Article Four).
               (b) Dividends and Distributions.
                    (i) Dividend Rights
                         (1) The holders of shares of Series A Preferred Stock or Series A-1 Preferred Stock shall be entitled to receive on each Dividend Payment Date (as defined in Section (C)(1)(k) of this Article Four) out of lawfully available funds therefor, in respect of the Dividend Period (as defined in Section (C)(1)(k) of this Article Four) ending on (and including) the date immediately prior to such Dividend Payment Date, dividends on each share of Series A Preferred Stock or Series A-1 Preferred Stock at the rate of 12% per annum on the Series A Accrued Value or Series A-1 Accrued Value (both as defined in Section (C)(1)(k) of this Article Four), respectively, for each such share thereof from and after the Issuance Date (as defined in Section (C)(1)(k) of this Article Four), provided that with respect to the Initial Dividend Period (as defined in Section (C)(1)(k) of this Article Four), the dividends set forth above shall be prorated based on the number of days in such period. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.
                         (2) Such dividends shall, at the option of the Company, either be paid in cash out of lawfully available funds therefor or accrue and compound and be added to the Series A Accrued Value and Series A-1 Accrued Value on the applicable Dividend Payment Dates. Each such dividend which is payable in cash shall be payable on the Dividend Payment Date out of lawfully available funds therefor to the holders of record of shares of the Series A Preferred Stock and Series A-1 Preferred Stock, as they appear on the transfer books of the Company at the close of business on the day immediately preceding such Dividend Payment Date. Any dividend that is not otherwise paid in cash on the applicable Dividend Payment Date (whether due to the Company’s election not to pay such dividend in cash, its inability to pay such dividend in cash, or otherwise) shall automatically, and without any action on the part of the Company, accrue and compound and be added to the Series A Accrued Value and Series A-1 Accrued Value on such Dividend Payment Date.
                    (ii) Additional Dividends. In addition to dividends payable pursuant to Section (C)(1)(b)(i) of this Article Four, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock (as defined in Section (C)(1)(k) of this Article Four), the holders of the Series A Preferred Stock or Series A-1

Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Additional Dividends”) out of lawfully available funds therefor an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series A Preferred Stock or Series A-1 Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock, then no such dividend or distribution shall be payable in respect of the Series A Preferred Stock or Series A-1 Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock to the extent that the applicable anti-dilution adjustment under Section (C)(1)(g)(viii) of this Article Four shall be made in connection therewith; and provided, further, that if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or part of evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), then no such dividend or distribution shall be payable in respect of the Series A Preferred Stock or Series A-1 Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock) to the extent that the applicable anti-dilution adjustment under Section (C)(1)(g)(ix) of this Article Four shall be made in connection therewith. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable on the same payment date as the payment date for the dividend or other distribution on the Common Stock established by the Board.
                    (iii) Restricted Payments.
                         (1) Except with respect to repurchases made after January 14, 2005 by the Company of Junior Securities from the stockholders of the Company for nominal value (the aggregate payment by the Company for all such repurchased stock not to exceed $100.00) and except with respect to repurchases of Preferred Stock, Class A Common Stock and options to purchase Common Stock, for an aggregate purchase price not to exceed $1,800,000, from participants in the Company’s management incentive plan approved on February 9, 2007 (the “Management Incentive Plan”) in accordance with the Restricted Stock Settlement Agreements to be executed in connection with issuances of stock or options under the Management Incentive Plan, so long as any shares of Series A Preferred Stock or Series A-1 Preferred Stock remain outstanding, the Company shall not, directly or indirectly, make any Junior Securities Distribution (as defined in Section (C)(1)(k) of this Article Four) unless (A) all accrued and unpaid dividends on the shares of Series A Preferred Stock and Series A-1 Preferred Stock shall have been paid in full and (B) sufficient amounts shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and Series A-1 Preferred Stock and the current dividend period with respect to any Junior Parity Securities and Parity Securities.

                         (2) Except with respect to repurchases of Series C Preferred Stock pursuant to the Management Incentive Plan to the extent such repurchases either are approved by the Board or are for nominal value and except with respect to repurchases of Preferred Stock, Class A Common Stock and options to purchase Common Stock, for an aggregate purchase price not to exceed $1,800,000, from participants in the Management Incentive Plan in accordance with the Restricted Stock Settlement Agreements to be executed in connection with issuances of stock or options under the Management Incentive Plan, so long as any shares of Series A Preferred Stock or Series A-1 Preferred Stock remain outstanding, the Company shall not make any Junior Parity Securities Distribution (as defined in Section (C)(1)(k) of this Article Four) or Parity Securities Distribution (as defined in Section (C)(1)(k) of this Article Four) unless (A) all accrued and unpaid dividends on the shares of Series A Preferred Stock and Series A-1 Preferred Stock shall have been paid and (B) sufficient amounts shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and Series A-1 Preferred Stock and the current dividend period with respect to any Junior Parity Securities and Parity Securities; provided, however, that dividends may be declared and paid on Parity Securities if dividends are declared and paid on the Series A Preferred Stock and Series A-1 Preferred Stock (in accordance with the terms of Section (C)(1)(b)(i) of this Article Four) ratably in proportion to the respective aggregate amounts of dividends accrued and unpaid on such Parity Securities and accrued and unpaid on the Series A Preferred Stock and Series A-1 Preferred Stock; and further provided that dividends may be declared and paid on Junior Parity Securities if (x) the Absolute Liquidation Preference has been fully paid with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, the 12% Participating Series B Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”) and the 12% Participating Series B-1 Preferred Stock, par value $.01 per share (the “Series B-1 Preferred Stock”) and (y) dividends are declared and paid on the Series A Preferred Stock and Series A-1 Preferred Stock (in accordance with the terms of Section (C)(1)(b)(i) of this Article Four) ratably in proportion to the respective aggregate amounts of dividends accrued and unpaid on such Junior Parity Securities and accrued and unpaid on the Series A Preferred Stock and Series A-1 Preferred Stock.
                    (iv) Priority With Respect To Junior Securities. Holders of shares of Series A Preferred Stock or Series A-1 Preferred Stock shall be entitled to receive the dividends provided for in this Section (C)(1)(b) of this Article Four in preference to and in priority over any dividends upon any Junior Securities.
                    (v) Dividends After Conversion. Notwithstanding anything in this Section (C)(1)(b) of this Article Four to the contrary, all accumulated and unpaid Series A Preferred Stock and Series A-1 Preferred Stock dividends shall be canceled upon the conversion of the Series A Preferred Stock and Series A-1 Preferred Stock into Class A Common Stock in accordance with Section (C)(1)(g) of this Article Four.
               (c) Redemption.
                    (i) General. The Company shall have no right to redeem any shares of Series A Preferred Stock or Series A-1 Preferred Stock.

                    (ii) No Selective Repurchase Offers. Except with respect to repurchases of Series C Preferred Stock pursuant to the Management Incentive Plan to the extent such repurchases either are approved by the Board or are for nominal value and except with respect to repurchases of Preferred Stock, Class A Common Stock and options to purchase Common Stock, for an aggregate purchase price not to exceed $1,800,000, from participants in the Management Incentive Plan in accordance with the Restricted Stock Settlement Agreements to be executed in connection with issuances of stock or options under the Management Incentive Plan, neither the Company nor any of its Subsidiaries shall repurchase any outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Parity Securities or Junior Parity Securities unless the Company either (i) offers to purchase all of the then outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Parity Securities and Junior Parity Securities or (ii) offers to purchase shares of Series A Preferred Stock, Series A-1 Preferred Stock, Parity Securities and Junior Parity Securities from the holders in proportion to the respective number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Parity Securities and Junior Parity Securities held by each holder. In any such repurchase by the Company, if all shares of Series A Preferred Stock and Series A-1 Preferred Stock are not being repurchased, then the number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Parity Securities and Junior Parity Securities to be repurchased shall be allocated among all shares of Series A Preferred Stock, Series A-1 Preferred Stock, Parity Securities and Junior Parity Securities held by holders which accept the Company’s repurchase offer so that the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Parity Securities and Junior Parity Securities are repurchased from such holders in proportion to the respective number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Parity Securities and Junior Parity Securities held by each such holder which accepts the Company’s offer (or in such other proportion as agreed by all such holders who accept the Company’s offer). In addition, in any such repurchase by the Company, the aggregate purchase price paid for shares of, and the aggregate consideration to be received by the holders of, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall be allocated such that (i) first, holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall receive the Absolute Liquidation Preference with respect to each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock and (ii) second, all remaining proceeds shall be allocated among the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock in proportion to the respective number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock held by each such holder which accepts the Company’s offer (or in such other proportion as agreed by all such holders who accept the Company’s offer). Nothing in this Section (C)(1)(c)(ii) of this Article Four shall obligate a holder of shares of Series A Preferred Stock or Series A-1 Preferred Stock to accept the Company’s repurchase offer.
               (d) Voting Rights.
                    (i) Subject to Section (C)(1)(d)(ii) of this Article Four, in addition to any voting rights provided by law or set forth in this Section (C)(1) of this Article Four, the holder of each share of Series A Preferred Stock or Series A-1 Preferred Stock shall be entitled to vote on all matters and shall be entitled to 30 votes per share of Series A Preferred Stock or Series A-1 Preferred Stock.
                    (ii) All calculations of votes per share of Series A Preferred Stock or Series A-1 Preferred Stock shall be made to the nearest ten decimal places without rounding. Nothing in this Tenth Amended and Restated Certificate of Incorporation (as amended or restated from time to time), or the Company’s Bylaws shall prohibit or otherwise impede the casting of fractional votes or delivery of fractional consents by a holder of Series A Preferred Stock or Series A-1 Preferred Stock.
                    (iii) Except as required by law, or as otherwise provided in this Tenth Amended and Restated Certificate of Incorporation, including Section (C)(1)(j) of this Article Four, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Class A Common Stock, Series B Preferred Stock and Series B-1 Preferred Stock, shall vote together as a single class and not as separate classes.
               (e) Reacquired Shares. Any shares of Series A Preferred Stock or Series A-1 Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof and may not be reissued as shares of Series A Preferred Stock or Series A-1 Preferred Stock. Upon such retirement, the Company shall take all necessary action so that such shares shall become authorized but undesignated shares of Preferred Stock of the Company and may be reissued as part of another series of Preferred Stock of the Company.
               (f) Liquidation, Dissolution or Winding Up.
                    (i) Liquidation Preference. In the event of a Liquidation (as defined in Section (C)(1)(k) of this Article Four), then, before any payment or distribution to the holders of Junior Securities (but, in the case of clauses (i) through (iii) in the definition of Liquidation, after payment or provision for the payment of the debts and other liabilities of the Company), each holder of a share of Series A Preferred Stock shall be entitled to receive an amount equal to the sum of the Series A Liquidation Preference (as defined in Section (C)(1)(k) of this Article Four) and, if the Absolute Liquidation Preference with respect to such share has not yet been paid by the Company, the Absolute Liquidation Preference and each holder of a share of Series A-1 Preferred Stock shall be entitled to receive an amount equal to the sum of the Series A-1 Liquidation Preference (as defined in Section (C)(1)(k) of this Article Four) and, if the Absolute Liquidation Preference with respect to such share has not yet been paid by the Company, the Absolute Liquidation Preference.
                    In the event of a Liquidation (as defined in Section (C)(1)(k) of this Article Four), then, before any payment or distribution to the holders of Junior Parity Securities, (but, in the case of clauses (i) through (iii) in the definition of Liquidation, after payment or provision for the payment of the debts and other liabilities of the Company), each holder of a share of Series A Preferred Stock shall be entitled to receive an amount equal to the Absolute Liquidation Preference (as defined in Section (C)(1)(k) of this Article Four) unless the Absolute Liquidation Preference with respect to such share has previously been paid by the Company, and each holder of a share of Series A-1 Preferred Stock shall be entitled to receive an amount equal to the Absolute Liquidation Preference (as defined in Section (C)(1)(k) of this Article Four) unless the Absolute Liquidation Preference with respect to such share has previously been paid by the Company.
                    The Company may pay all or any portion of the Absolute Liquidation Preference to be paid with respect to shares of Series A Preferred Stock and Series A-1 Preferred Stock prior to a Liquidation; provided, however, that in no case shall the Company pay all or any portion of the Absolute Liquidation Preference more than one time with respect to any share of Series A Preferred Stock or Series A-1 Preferred Stock.
                    With respect to each share of Series A Preferred Stock and Series A-1 Preferred Stock: (A) In the event that any cash payments are made, at any time, in respect of the Series A Liquidation Preference, such Series A Liquidation Preference shall be reduced on a dollar for dollar basis by the amount of such cash payments; (B) in the event that any cash payments are made, at any time, in respect of the Series A-1 Liquidation Preference, such Series A-1 Liquidation Preference shall be reduced on a dollar for dollar basis by the amount of such cash payments; and (C) in the event that any cash payments are made, at any time, in respect of the Absolute Liquidation Preference, such Absolute Liquidation Preference shall be reduced on a dollar for dollar basis by the amount of such cash payments.
                    (ii) Insufficient Assets. If, upon any such Liquidation, the assets to be distributed to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Junior Parity Securities and Parity Securities shall be insufficient to permit payment of the full amount of the Series A Liquidation Preference and the Absolute Liquidation Preference with respect to each share of Series A Preferred Stock plus the full amount of the Series A-1 Liquidation Preference and the Absolute Liquidation Preference with respect to each share of Series A-1 Preferred Stock plus amounts due on Liquidation with respect to each share of Junior Parity Securities and Parity Securities, the assets of the Company to be distributed among the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Junior Parity Securities and Parity Securities shall first be distributed ratably among holders of Series A Preferred Stock, Series A-1 Preferred Stock and Parity Securities until such holders have received the Absolute Liquidation Preference with respect to all shares of Series A Preferred Stock, Series A-1 Preferred Stock and Parity Securities and all remaining assets shall be distributed ratably among holders of Series A Preferred Stock, Series A-1 Preferred Stock, Junior Parity Securities and Parity Securities.
                    (iii) No Rights to Remaining Assets. After the payment to holders of the Series A Preferred Stock and Series A-1 Preferred Stock of the full amount of the Series A Liquidation Preference and Series A-1 Liquidation Preference, respectively, and the Absolute Liquidation Preference, if applicable, to which they are entitled under this Section (C)(1)(f) of this Article Four, the holders of Series A Preferred Stock and Series A-1 Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.
                    (iv) In-Kind Distributions. Whenever the distribution provided for in this Section (C)(1)(f) of this Article Four shall be payable in securities or other property other than cash, the value of such distribution shall be the Fair Market Value (as defined in Section (C)(1)(k) of this Article Four).

                    (v) Notice of Liquidation Event. Written notice of a Liquidation stating a payment date, the amount payable pursuant to Section (C)(1)(f)(i) of this Article Four, and the place where such amount shall be payable shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) three (3) days after sent by e-mail (with such communication to be in PDF format), with electronic confirmation of sending, provided that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail addresses set forth below (or to such other mailing and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), or (c) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt), not less than twenty (20) days prior to the payment date stated therein, to the holders of record of shares of Series A Preferred Stock and Series A-1 Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Company.
                    (vi) In connection with the receipt of the Series A Liquidation Preference or the Series A-1 Liquidation Preference in accordance with Section (C)(1)(f)(i) of this Article Four, if the holder of a share of Series A Preferred Stock or Series A-1 Preferred Stock, as applicable, is receiving the amount set forth in clause (x) of the definition of the term “Series A Liquidation Preference” or clause (x) of the definition of the term “Series A-1 Liquidation Preference” in respect to such share (and is not receiving the amount set forth in clause (y) of such definitions), the Company shall cancel 25 shares of Class A Common Stock or Class B Common Stock, or any combination thereof, held by such holder, for each such share of Series A Preferred Stock or Series A-1 Preferred Stock prior to or concurrent with the receipt of such amount. Such shares of Common Stock shall be cancelled by the Company without payment of consideration to such holder solely in respect of such shares of Common Stock.
               (g) Conversion of Series A Preferred Stock and Series A-1 Preferred Stock.
                    (i) Optional Conversion. Subject to the provision for adjustment set forth in this Section (C)(1)(g) of this Article Four, each share of Series A Preferred Stock and Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof at any time and from the time to time after the date hereof, into a number of fully paid and nonassessable shares of Class A Common Stock equal to the quotient obtained by dividing (x) the Series A Accrued Value or Series A-1 Accrued Value, as applicable, on such share calculated through and including the date of such conversion by (y) the Conversion Price (as defined in Section (C)(1)(k) of this Article Four) in effect on the date of such conversion.
                    (ii) Mandatory Conversion. Subject to the provision for adjustment set forth in this Section (C)(1)(g) of this Article Four, in the event the Company undertakes to consummate a Qualified IPO (as defined in Section (C)(1)(k) of this Article Four), if approved by (i) a majority of the members of the Board whether or not there exist any vacancies on the Board, (ii) the holders of that percentage of the outstanding voting power of the shares of the Series A Preferred Stock and Series A-1 Preferred Stock that equals the sum of (x) the percentage of the outstanding voting power of the shares of the Series B Preferred Stock and Series B-1 Preferred Stock held by the largest holder (or group of affiliated holders) of Series B Preferred Stock and Series B-1 Preferred Stock at the Effective Time and (y) 1%, by affirmative vote at a meeting or by written consent (voting together as a separate class and to the exclusion of the holders of all other classes or series of capital stock of the Company), and (iii) the holders of that percentage of the outstanding voting power of the shares of the Series B Preferred Stock and Series B-1 Preferred Stock that equals the sum of (x) the percentage of the outstanding voting power of the shares of the Series B Preferred Stock and Series B-1 Preferred Stock held by the largest holder (or group of affiliated holders) of Series B Preferred Stock and Series B-1 Preferred Stock at the Effective Time and (y) 1%, by affirmative vote at a meeting or by written consent (voting together as a separate class and to the exclusion of the holders of all other classes or series of capital stock of the Company), each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and 12% Participating Series C Preferred Stock, par value $.01 per share (“Series C Preferred Stock”), shall be automatically converted into a number of fully paid and nonassessable shares of Class A Common Stock equal to the quotient obtained by dividing (x) the Series A Accrued Value, Series A-1 Accrued Value, Series B Accrued Value, Series B-1 Accrued Value or the amount described in clause (x) of the definition of Series C Liquidation Preference, as applicable, on such share calculated through and including the date of such conversion by (y) the Conversion Price in effect on the date of such conversion; provided, however, that such conversion shall be effective immediately prior to the consummation of such Qualified IPO and shall be conditioned upon such consummation.
                    (iii) Conversion Procedure.
                         (1) Conversion of Series A Preferred Stock or Series A-1 Preferred Stock pursuant to Section (C)(1)(g)(i) may be effected by any holder thereof upon the surrender to the Company at the offices of the Company, or at the office of any agent or agents of the Company, as may be designated by the Board (the “Transfer Agent”), of the certificates representing Series A Preferred Stock or Series A-1 Preferred Stock to be converted (if such shares are certificated) accompanied by a written notice stating that such holder elects to convert all or a specified portion of such holder’s shares of Series A Preferred Stock or Series A-1 Preferred Stock in accordance with the provisions of this Section (C)(1)(g)(ii) of this Article Four and specifying the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued (if such shares are certificated). The Company shall pay any issue and transfer taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of Series A Preferred Stock or Series A-1 Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days (as defined in Section (C)(1)(k) of this Article Four) after the surrender of such certificates representing Series A Preferred Stock or Series A-1 Preferred Stock and the receipt of such notice relating thereto, the Company shall deliver or cause to be delivered (i) certificates representing the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (if such shares are certificated) to which the holder of Series A Preferred Stock or Series A-1 Preferred Stock being converted shall be entitled and (ii) if less than all of the shares represented by the surrendered certificates are being converted, a new certificate (if such shares are certificated) representing the number of shares of Series A Preferred Stock or Series A-1 Preferred Stock which remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to Series A Preferred Stock or Series A-1 Preferred Stock being converted shall cease except for the right to receive shares of Class A Common Stock in accordance herewith, and the person entitled to receive the shares of Class A Common Stock shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock at such time.
                         (2) The Company shall at all times reserve and keep available for issuance upon the conversion of Series A Preferred Stock and Series A-1 Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock into shares of Class A Common Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock, if necessary, to permit the conversion of all outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock. The Company shall take all actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law (including applicable federal and state securities laws) or governmental regulation or any requirements of any domestic national securities exchange or other market upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
                         (3) The Company shall not close its books against the transfer of Series A Preferred Stock, Series A-1 Preferred Stock or Class A Common Stock issued or issuable upon conversion of Series A Preferred Stock or Series A-1 Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock or Series A-1 Preferred Stock. The Company shall assist and cooperate with any holder of shares of Series A Preferred Stock or Series A-1 Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of such shares hereunder (including making any filings required to be made by the Company).
                         (4) If the shares of Class A Common Stock issuable by reason of such conversion of Series A Preferred Stock or Series A-1 Preferred Stock are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the converting holder’s option, upon surrender of shares of Series A Preferred Stock or Series A-1 Preferred Stock to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Class A Common Stock, deliver to such holder, or as otherwise specified by such holder, a certificate or certificates representing the stock or securities into which the shares of Class A Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.
                    (iv) Adjustments Upon Changes in Capitalization.
                         (1) Except with respect to Excluded Securities (as defined in clause (3) below), in case the Company shall issue any shares of Common Stock or Common Stock Equivalents after the date the first share of Series A Preferred Stock or Series A-1 Preferred Stock, as applicable, is issued (the “Issue Date”) without consideration or at a price per share (or having a conversion, exchange or exercise price per share) of less than the Conversion Price as of the date of such issuance then, and, in each such case, the Conversion

Price shall be appropriately adjusted by multiplying (A) the Conversion Price in effect on the day immediately prior to the date of issuance of such shares of Common Stock or Common Stock Equivalents by (B) a fraction, the denominator of which shall be the sum of (1) the number of Shares of Common Stock Outstanding (as defined in Section (C)(1)(k) of this Article Four) on such date prior to such issuance and (2) the number of additional shares of Common Stock issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents), and the numerator of which shall be the sum of (x) the number of Shares of Common Stock Outstanding on such date prior to such issuance and (y) the number of shares of Common Stock purchasable at the Conversion Price in effect on the day immediately prior to the date of issuance of such shares of Common Stock or Common Stock Equivalents with the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or, in the case of issuances of Common Stock Equivalents, issuable upon conversion, exchange or exercise of such Common Stock Equivalents). An adjustment made pursuant to this clause (1) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (1), the consideration receivable by the Company in connection with the issuance of additional shares of Common Stock or of Common Stock Equivalents since the Issue Date shall be deemed to be equal to (X) in the case the consideration received by the Company is cash, the sum of the aggregate offering price, excluding any amounts paid or receivable for accrued interest or accrued dividends (before deduction of underwriting discounts or commissions or fees and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents, and (Y) in the case the consideration received by the Company is other than cash, the Fair Market Value (before deduction of underwriting discounts or commissions or fees and expenses payable to third parties, if any). The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section (C)(1)(g)(viii) of this Article Four shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Company to which this clause (1) applies. Upon the expiration or termination of any unconverted, unexchanged or unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this clause (1), the adjustments shall not forthwith be reversed to effect such Conversion Price as would have been in effect at the time of such expiration or termination had such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued.
                         (2) If, at any time, the purchase price provided for in any Common Stock Equivalents shall decrease, the additional consideration, if any, payable upon the conversion or exchange of any Common Stock Equivalents shall decrease, or the rate at which any Common Stock Equivalents are convertible into or exchangeable for Common Stock shall increase, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Common Stock Equivalents still outstanding provided for such purchase price, reduced additional consideration or increased conversion rate, as the case may be, at the time initially granted, issued or sold.
                         (3) “Excluded Securities” shall mean: (A) shares of Common Stock issued or issuable upon conversion of Class B Common Stock into Class A

Common Stock in accordance with Section (B)(4) of this Article Four; (B) shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock in accordance with Section (C)(1)(g)(i), (C)(2)(g)(i) or (C)(3)(g)(i) of this Article Four; (C) shares of Common Stock issued or issuable upon conversion or exercise of any Common Stock Equivalents outstanding on the Issue Date; (D) any shares of Common Stock Equivalents and shares of Common Stock issued or issuable to directors, officers, employees or consultants of the Company following the Issue Date pursuant to any stock option, restricted stock, stock purchase or stock bonus plan, or other equity-based agreement, plan or arrangement, approved by the Board or the Compensation Committee of the Board, prior to the date on which the Management Incentive Plan was approved by the Board, in an amount not exceeding up to 1,137,219 shares of Common Stock in the aggregate for all such issuances (less any such shares as to which the right to such shares was forfeited in connection with an individual’s participation in the Management Incentive Plan pursuant to the terms of the Restricted Stock Settlement Agreements); (E) any shares of capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of the Company’s capital stock, (F) any shares of capital stock issued in connection with business acquisitions, strategic partnerships and alliances, and financing transactions (other than capital stock issued to parties unrelated to any such transaction, in exchange for cash, to provide equity financing for any such transaction), (G) any shares of Common Stock issued in connection with a public offering of Common Stock registered under the Securities Act of 1933, as amended, (H) any shares of capital stock issued pursuant to pre-emptive rights under Section 7 of the Shareholders’ Agreement, (I) any shares of Series A-1 Preferred Stock or Series B-1 Preferred Stock with an Issuance Date of August 23, 2006 and (J) any shares of Series C Preferred Stock and Class B Common Stock issued pursuant to the Management Incentive Plan, not to exceed 52,332 shares of Series C Preferred Stock and 1,308,297 shares of Class B Common Stock.
                         (4) If the Company shall set a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.
                         (5) Successive adjustments pursuant to this Section (C)(1)(g) of this Article Four shall be made without duplication whenever any event specified in this Section (C)(1)(g) of this Article Four shall require a Conversion Price adjustment.
                         (6) All calculations of the Conversion Price shall be made to the nearest ten decimal places without rounding. No adjustment to the Conversion Price pursuant to this Section (C)(1)(g)(iv) of this Article Four shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this Section (C)(1)(g)(iv)(6) of this Article Four are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Anything in Section (C)(1)(g) of this Article Four to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Section (C)(1)(g) of this Article Four (other than pursuant to Section (C)(1)(g)(viii) of this Article Four in connection with a combination (by reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares).
                         (7) In connection with the conversion of any shares of Series A Preferred Stock or Series A-1 Preferred Stock pursuant to this Section (C)(1)(g) of this Article Four, no fractions of shares of Class A Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Class A Common Stock on the day on which such shares of Series A Preferred Stock or Series A-1 Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock or Series A-1 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock or Series A-1 Preferred Stock so surrendered.
                    (v) [intentionally omitted]
                    (vi) Transfer Books. The Company will at no time close its transfer books against the transfer of any Series A Preferred Stock, Series A-1 Preferred Stock or any shares of Common Stock issued or issuable upon the conversion of any shares of such Series A Preferred Stock or Series A-1 Preferred Stock, except as may otherwise be required to comply with applicable securities laws.
                    (vii) [intentionally omitted]
                    (viii) Adjustments for Dividends, Subdivisions and Combinations. If the Company at any time (i) pays any dividend, or makes any distribution, on the outstanding shares of Common Stock in shares of Common Stock without payment of any consideration by the holders of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock, or (iii) combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock or Series A-1 Preferred Stock thereafter convertible into Common Stock pursuant to this Section (C)(1)(g) of this Article Four shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock or Series A-1 Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier.
                    (ix) Special Dividends; Repurchases.
                         (1) In case the Company after the Issuance Date shall distribute to all holders of shares of Common Stock evidences of its indebtedness, assets

(excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), the Conversion Price in effect immediately prior to the date of such distribution (or the date immediately prior to the date of the public announcement of such distribution, whichever is earlier) shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the remainder of (i) the Closing Price per share of Common Stock on such date, minus (ii) the Fair Market Value as of such date of the portion of assets, evidences of indebtedness, capital stock or subscription rights so distributed or paid applicable to one share of Common Stock, and (y) the denominator is the Closing Price per share of Common Stock on such date, such adjustment to become effective immediately prior to the opening of business on the day following the date of distribution or purchase; provided, however, that no adjustment shall be made (A) if such issuance is an issuance of Excluded Securities or (B) if an adjustment shall otherwise be made with respect to such distribution or issuance pursuant to Section (C)(1)(g)(iv) of this Article Four; and further provided, however, that if in any case the numerator of such fraction shall be zero or less than zero, no adjustment shall be made in such case. The Company shall provide any holder of Series A Preferred Stock or Series A-1 Preferred Stock, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or capital stock referred to in this subparagraph (ix).
                         (2) In case the Company after the Issuance Date shall purchase or otherwise acquire for value any shares of Common Stock or Common Stock Equivalents in an Above Market Repurchase (as defined in Section (C)(1)(k) of this Article Four), the Conversion Price in effect immediately prior to the date of such purchase or other acquisition (or the date immediately prior to the date of the public announcement of such purchase or other acquisition) shall be reduced to an amount determined by multiplying the Conversion Price in effect immediately prior to such purchase or other acquisition, by a fraction of which (x) the numerator shall be (A) the product of (1) the number of Shares of Common Stock Outstanding immediately prior to such purchase or other acquisition and (2) the Fair Market Value per share of Common Stock in effect on the Business Day immediately prior to the earlier of (i) the date of such purchase or other acquisition and (ii) the date immediately prior to the date of the public announcement of such purchase or other acquisition, minus (B) the aggregate consideration paid by the Company in such Above Market Repurchase (plus, in the case of Common Stock Equivalents, the aggregate additional consideration which would have been paid to the Company upon exercise, conversion or exchange), and (y) the denominator of which is the product of (A) the number of Shares of Common Stock Outstanding immediately after such purchase or other acquisition multiplied by (B) the Fair Market Value per share of Common Stock in effect on the Business Day immediately prior to the earlier of (i) the date of such purchase or other acquisition and (ii) the date immediately prior to the date of the public announcement of such purchase or other acquisition.
                    (x) Provisions for Organic Changes. Prior to the consummation of any Organic Change (as defined in Section (C)(1)(k) of this Article Four), the Company shall make appropriate provisions to ensure that each holder of Series A Preferred Stock and/or Series A-1 Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred

Stock and Series A-1 Preferred Stock, such shares of securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock and Series A-1 Preferred Stock, as applicable immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions to ensure that the provisions of this Section (C)(1)(g) of this Article Four shall thereafter be applicable to the Series A Preferred Stock and Series A-1 Preferred Stock. The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets provides in its charter documents and in the definitive agreement providing for such Organic Change the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
                    (xi) Recapitalization, Conversion and Exchange of Shares. If any recapitalization, conversion or exchange of shares or any other change in the Company’s capital structure, or any other event occurs of the type contemplated by the provisions of this Section (C)(1)(g) of this Article Four but in any such case, which is not expressly provided for by the provisions of this Section (C)(1)(g) of this Article Four (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), the Board shall make an appropriate adjustment to the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock and Series A-1 Preferred Stock.
                    (xii) Exclusion from Conversion Price Adjustments. No adjustment to the Conversion Price shall be made or shall be applicable under this Section (C)(1)(g) of this Article Four with respect to (i) the issuance of shares of Series A-1 Preferred Stock or Series B-1 Preferred Stock on August 23, 2006 in connection with the conversion of the Notes outstanding under the Note Purchase Agreement, dated January 14, 2005 among the Company, the purchasers named therein and MCG Capital Corporation as Administrative Agent, (ii) the issuance of shares of Series C Preferred Stock and/or Class B Common Stock, including without limitation upon exercise of options to purchase Series C Preferred Stock and/or Class B Common Stock, pursuant to the Management Incentive Plan (not to exceed 52,332 shares of Series C Preferred Stock and 1,308,297 shares of Class B Common Stock) and (iii) the issuance of shares of Series B-1 Preferred Stock and Class A Common Stock issued pursuant to the Agreement and Plan of Merger, dated February 23, 2007, among the Company, Eureka Acquisition Corporation, a Delaware corporation, Eureka Broadband Corporation, a Delaware corporation, the significant stockholders or Eureka Broadband Corporation set forth therein, and Jeffrey Ginsberg, as agent of the stockholders of Eureka Broadband Corporation (the “Eureka Merger Agreement”), or issued as a result of the exercise of warrants to purchase Series B-1 Preferred Stock and Class A Common Stock issued pursuant to the Eureka Merger Agreement.
               (h) Reports as to Adjustment.
                    (i) Notice of Conversion Price Adjustment. Upon any adjustment of the Conversion Price then in effect pursuant to the provisions of Section (C)(1)(g) of this Article Four, then, and in each such case, the Company shall promptly deliver to the Transfer Agent of Series A Preferred Stock, Series A-1 Preferred Stock and the Common Stock

and to each of the holders of Series A Preferred Stock, Series A-1 Preferred Stock and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated (including any Fair Market Value determinations made by the Board) and the Conversion Price then in effect following such adjustment. Where appropriate, such notice to holders of Series A Preferred Stock and Series A-1 Preferred Stock may be given in advance.
                    (ii) Notice of Organic Change. The Company shall also give written notice to the holders of Series A Preferred Stock or Series A-1 Preferred Stock at least twenty (20) days prior to the date on which any Organic Change takes place.
               (i) Protection of Rights. Any registered holder of Series A Preferred Stock or Series A-1 Preferred Stock may proceed to protect and enforce its rights with any and all remedies available at law or in equity.
               (j) Protective Voting Rights and Powers. So long as shares of Series A Preferred Stock or Series A-1 Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote at a meeting or by written consent) of the holders of a majority in voting power of the outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock entitled to vote (voting together as a class but separately from and to the exclusion of the holders of all other classes or series of stock of the Company):
                    (i) amend, alter, repeal, restate, or supplement this Tenth Amended and Restated Certificate of Incorporation or its Bylaws (in each case, whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner which alters or changes, in any manner, the number of shares, or the powers, preferences or rights, of the Series A Preferred Stock or the Series A-1 Preferred Stock or which would adversely affect the powers, preferences or rights of the Series A Preferred Stock or the Series A-1 Preferred Stock; or
                    (ii) change the authorized number of shares of Preferred Stock, the Series A Preferred Stock or the Series A-1 Preferred Stock.
               (k) Definitions. In addition to any other terms defined in this Section (C)(1) of this Article Four, the following terms shall have the meanings indicated when used in this Section (C)(1) of this Article Four:
               “Above Market Repurchase” shall mean any purchase (by tender or exchange offer, open market purchase, privately negotiated purchase or otherwise) of all or any portion of the Company’s Common Stock or Common Stock Equivalents where such purchase is for aggregate consideration that exceeds the product of (x) the aggregate number of shares of Common Stock or Common Stock Equivalents being purchased multiplied by (y) the Closing Price of the Common Stock on the date of such purchase minus, in the case of Common Stock Equivalents, the aggregate additional consideration which would have been paid to the Company upon exercise, conversion or exchange.
               “Absolute Liquidation Preference” shall mean (x) $516.35 per share of Series A Preferred Stock or Series A-1 Preferred Stock less (y) the aggregate amount of any cash dividends paid, pursuant to Section (C)(1)(b)(i)(2) of this Article Four, with respect to each share of the Series A Preferred Stock and Series A-1 Preferred Stock; provided that the Absolute Liquidation Preference with respect to any share of Series A Preferred Stock or Series A-1 Preferred Stock shall not be reduced to an amount less than $0.00.
               “Additional Dividends” has the meaning given in Section (C)(1)(b)(ii) of this Article Four.
               “Board” means the Board of Directors of the Company.
               “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.
               “BV-BC Merger Agreement” shall mean the Amended and Restated Agreement and Plan of Merger by and among the Company, BridgeCom Holdings, Inc., a Delaware corporation, MCG IH II, Inc., a Delaware corporation, MCG Capital Corporation, a Delaware corporation, the Principal Company Stockholders named therein and certain other parties thereto, dated as of November 22, 2004.
               “Class A Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.
               “Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company.
               “Closing Price” per share of Common Stock on any date shall mean the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (or other national securities exchange), the Nasdaq National Market System or the Nasdaq SmallCap Market, or, if such security is not so reported in the principal consolidated transaction reporting system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected in good faith by the Board and acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock, making a market in the Common Stock or such other securities of the Company. If the Common Stock or such other securities are not so reported or publicly traded, “Closing Price” shall mean the Fair Market Value.
               “Common Stock” shall mean shares of Class A Common Stock and Class B Common Stock.

               “Common Stock Equivalent” shall mean securities convertible into, or exchangeable or exercisable for, shares of Common Stock and options, warrants and rights to acquire such convertible securities.
               “Conversion Price” means $50.00, subject to adjustment as provided in Section (C)(1)(g) of this Article Four.
               “Dividend Payment Date” shall mean the last Business Day of each calendar quarter.
               “Dividend Period” shall mean the Initial Dividend Period and, thereafter, each quarterly period from and including a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).
               “Effective Time” shall have the meaning set forth in the BV-BC Merger Agreement.
               “Eureka Merger Agreement” shall mean the Agreement and Plan of Merger, dated February 23, 2007, among the Company, Eureka Acquisition Corporation, a Delaware corporation, Eureka Broadband Corporation, a Delaware corporation, the significant stockholders or Eureka Broadband Corporation set forth therein, and Jeffrey Ginsberg, as agent of the stockholders of Eureka Broadband Corporation.
               “Excluded Securities” has the meaning given in Section (C)(1)(g)(iv)(3) of this Article Four.
               “Fair Market Value” shall mean the price that a willing buyer would pay to a willing seller in an arm’s length transaction, it being understood that the buyer and seller in arriving at such price in determining the value would each consider, the other factors customarily considered by valuation professionals, as the Board in good faith shall reasonably determine. The Board shall promptly provide written notice of any Fair Market Value determination to the holders of the outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock; provided, however, that if the Board has provided notice of such determination in connection with its obligations under Section (C)(1)(h)(i) of this Article Four, the Board shall not be required to provide a separate notice.
               “Initial Dividend Period” shall mean the dividend period commencing on the Issuance Date and ending on (and including) the date immediately prior to the first Dividend Payment Date to occur thereafter.
               “Issuance Date” shall mean: (i) with respect to any share of Series A Preferred Stock, the date on which the Company initially issues such share of Series A Preferred Stock, regardless of the number of times transfer of such share is made on the stock records of the Company and regardless of the number of certificates which may be issued to evidence such share; and (ii) with respect to any share of Series A-1 Preferred Stock, August 23, 2006, regardless of the number of times transfer of such share is made on the stock records of the Company, regardless of the number of certificates which may be issued to evidence such share and regardless of when such share is actually issued. For clarification, clause (ii) above shall have the effect that all shares of Series A-1 Preferred Stock (including but not limited to shares that are issued after August 23, 2006) are entitled to accrued dividends in an amount equal to the amount of dividends that would have accrued from August 23, 2006, regardless of when such shares are actually issued.
               “Issue Date” has the meaning given in Section (C)(1)(g)(iv)(1) of this Article Four.
               “Junior Parity Securities” shall mean each class or series of capital stock of the Company now or hereafter authorized, issued or outstanding the terms of which specifically provide that such class or series will rank junior to the Series A Preferred Stock and Series A-1 Preferred Stock with respect to payment of dividends or distributions, or the distribution of assets upon liquidation, winding up or dissolution until the Absolute Liquidation Preference has been paid with respect to the Series A Preferred Stock and Series A-1 Preferred Stock but on a parity with the Series A Preferred Stock and Series A-1 Preferred Stock after payment of such Absolute Liquidation Preferences. The Series C Preferred Stock shall constitute Junior Parity Securities. This definition of Junior Parity Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Junior Parity Securities.
               “Junior Parity Securities Distribution” shall mean the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of Junior Parity Securities (other than by conversion into or exchange for Junior Securities) or any Common Stock Equivalents exercisable or exchangeable for or convertible into any shares of Junior Parity Securities, or any distribution in respect thereof (except for (i) dividends on Junior Parity Securities which are payable solely in additional shares of Junior Parity Securities, or by the increase in the liquidation value of Junior Parity Securities, in each case, as required by the terms of such Junior Parity Securities or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Common Stock Equivalents or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Company of any of the Junior Parity Securities or any Common Stock Equivalents exercisable or exchangeable for or convertible into any Junior Parity Securities.
               “Junior Securities” shall mean the Company’s Common Stock and all classes and series of capital stock of the Company now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock and Series A-1 Preferred Stock, or which do not specify their rank, with respect to payment of dividends or distributions, or the distribution of assets upon liquidation, winding up or dissolution. This definition of Junior Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Junior Securities.
               “Junior Securities Distribution” shall mean the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities, or any distribution in respect

thereof (except for (i) dividends on Junior Securities which are payable solely in additional             shares of Junior Securities, as required by the terms of such Junior Securities, or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Common Stock Equivalents or other property, or the purchase or redemption by any Person directly or indirectly controlled by the Company of any of the Junior Securities.
               “Liquidation” shall mean that (i) the Company shall (A) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, (B) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, or of any substantial part of its property, (C) make an assignment for the benefit of its creditors, or (D) admit in writing its inability to pay its debts generally as they become due, (ii)(A) a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and (B) any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and on account of any such event the Company shall liquidate, dissolve or wind up, (iii) the Company shall otherwise liquidate, dissolve or wind up, or (iv) the Company shall (A) merge or consolidate with a Person (other than a merger (i) which only involves a change in the Company’s state of incorporation or (ii) with a wholly-owned subsidiary (directly or indirectly)), and pursuant to such merger or consolidation the Company is not the surviving entity; (B) merge or consolidate, and pursuant to such merger or consolidation the Company is the surviving entity but the holders of the Company’s outstanding equity securities immediately prior to such merger or consolidation (x) are not the holders of equity securities of the Company that represent at least 50% of the total number of votes entitled to be cast in the election of directors immediately following such merger or consolidation or (y) have otherwise relinquished control of the Company following such merger or consolidation; (C) sell or transfer all or substantially all of the assets of the Company to one or more Persons that are not wholly-owned subsidiaries (directly or indirectly) of the Company in any transaction (in a transaction not described in clauses (i) through (iii)) or series of transactions, or (D) sell or transfer a majority of the voting stock of the Company to one or more Persons that are not wholly-owned subsidiaries (directly or indirectly) of the Company in any transaction or series of transactions. Notwithstanding anything to the contrary in this definition of “Liquidation,” the transactions contemplated or effected by the BV-BC Merger Agreement (as defined in this Section (C)(1)(k) of this Article Four) shall not be deemed to be a Liquidation.
               “Management Incentive Plan” shall mean the management incentive plan of the Company as approved on February 9, 2007.
               “Organic Change” shall mean any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) securities or assets with respect to or in exchange for Common Stock; provided, however, that an Organic Change shall exclude a Liquidation.
               “Parity Securities” shall mean each class or series of capital stock of the Company now or hereafter authorized, issued or outstanding the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock and Series A-1 Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon liquidation, winding up or dissolution. The Series B Preferred Stock and Series B-1 Preferred Stock shall constitute Parity Securities, but the Series C Preferred Stock shall not constitute Parity Securities. This definition of Parity Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Parity Securities.
               “Parity Securities Distribution” shall mean the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of Parity Securities (other than by conversion into or exchange for Junior Securities) or any Common Stock Equivalents exercisable or exchangeable for or convertible into any shares of Parity Securities, or any distribution in respect thereof (except for (i) dividends on Parity Securities which are payable solely in additional shares of Parity Securities, or by the increase in the liquidation value of Parity Securities, in each case, as required by the terms of such Parity Securities or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Common Stock Equivalents or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Company of any of the Parity Securities or any Common Stock Equivalents exercisable or exchangeable for or convertible into any Parity Securities.
               “Person” shall mean any individual, firm, corporation, limited liability company, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.
               “Qualified IPO” shall mean any issuance and sale of shares of Common Stock which occurs in an underwritten public offering registered under the Securities Act of 1933, as amended, and provides net proceeds to the Company of not less than $50,000,000.
               “Restricted Stock Settlement Agreements” means both (i) the Restricted Stock Settlement Agreement, dated April 2007, by and among the Company, MCG Capital Corporation, a Delaware corporation, BridgeCom Holdings, Inc., a Delaware corporation, and the individual grantee named therein and (ii) the Restricted Stock Settlement Agreement, dated April 2007, by and among the Company and the individual grantee named therein.
               “Senior Securities” shall mean each class or series of capital stock of the Company now or hereafter authorized, issued or outstanding the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock and Series A-1 Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon liquidation, winding up or dissolution. This definition of Senior Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Senior Securities.

               “Series A Accrued Value” shall mean, with respect to a share of Series A Preferred Stock, as at any date, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock) (i) the Series A Stated Value, plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share through and including such date which have been added to Series A Accrued Value pursuant to Section (C)(l)(b)(i)(2) of this Article Four, minus (iii) any amounts paid in respect of the Series A Liquidation Preference.
               “Series A Liquidation Preference” shall mean the greater of (x) the Series A Accrued Value on a share of Series A Preferred Stock less the Absolute Liquidation Preference, as at any date, or (y) the amount of securities, cash or other property that would be payable to such holder in the Liquidation in respect of Class A Common Stock issuable upon conversion of such share of Series A Preferred Stock if all outstanding shares of Series A Preferred Stock were converted into Class A Common Stock immediately prior to the Liquidation in accordance with Section (C)(1)(g) of this Article Four hereof less the Absolute Liquidation Preference, as at any date.
               “Series A Objecting Parties” has the meaning given in the definition of Fair Market Value in this Section (C)(1)(k) of this Article Four.
               “Series A Preferred Stock” has the meaning given in Section (C)(1)(a)(i) of this Article Four.
               “Series A Stated Value” shall mean, with respect to a share of Series A Preferred Stock, $1,000 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).
               “Series A-1 Accrued Value” shall mean, with respect to a share of Series A-1 Preferred Stock, as at any date, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A-1 Preferred Stock) (i) the Series A-1 Stated Value, plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share through and including such date which have been added to Series A-1 Accrued Value pursuant to Section (C)(l)(b)(i)(2) of this Article Four, minus (iii) any amounts paid in respect of the Series A-1 Liquidation Preference; provided that, irrespective of the aforementioned sum, on the first Dividend Payment Date following the Issuance Date with respect to the Series A-1 Preferred Stock the Series A-1 Accrued Value shall be reset and shall equal the Series A Accrued Value on such date.
               “Series A-1 Liquidation Preference” shall mean the greater of (x) the Series A-1 Accrued Value on a share of Series A-1 Preferred Stock less the Absolute Liquidation Preference, as at any date, or (y) the amount of securities, cash or other property that would be payable to such holder in the Liquidation in respect of Class A Common Stock issuable upon conversion of such share of Series A-1 Preferred Stock if all outstanding shares of Series A-1 Preferred Stock were converted into Class A Common Stock immediately prior to the Liquidation in accordance with Section (C)(1)(g) of this Article Four hereof less the Absolute Liquidation Preference, as at any date.

               “Series A-1 Preferred Stock” has the meaning given in Section (C)(1)(a)(ii) of this Article Four.
               “Series A-1 Stated Value” shall mean, with respect to a share of Series A-1 Preferred Stock, the amount that equals the Series A Accrued Value of the Series A Preferred Stock as of August 23, 2006 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A-1 Preferred Stock).
               “Series B Preferred Stock” shall mean the 12% Participating Series B Preferred Stock, par value $.01 per share of the Company.
               “Series B-1 Preferred Stock” shall mean the 12% Participating Series B-1 Preferred Stock, par value $.01 per share of the Company.
               “Series C Preferred Stock” shall mean the 12% Participating Series C Preferred Stock, par value $.01 per share of the Company.
               “Shareholders’ Agreement” means the Third Amended and Restated Shareholders Agreement, dated as of May 31, 2007, by and among the Company and the stockholders party thereto, as amended from time to time. The Company will provide a copy of the Shareholders’ Agreement to any stockholder of the Company upon request.
               “Shares of Common Stock Outstanding” shall mean at any time, with respect to the Company, the sum of (i) all shares of Common Stock issued and outstanding at such time, (ii) all shares of Common Stock which are then issuable upon conversion of the Series A Preferred Stock, (iii) all shares of Common Stock which are then issuable upon conversion of the Series A-1 Preferred Stock, (iv) all shares of Common Stock which are then issuable upon conversion of the Series B Preferred Stock, (v) all shares of Common Stock which are then issuable upon conversion of the Series B-1 Preferred Stock or upon the exercise of warrants to purchase Series B-1 Preferred Stock and (vi) all shares of Common Stock which are then issuable upon conversion of the Series C Preferred Stock.
               “Subsidiaries” of the Company shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.
               “Transfer Agent” has the meaning given in Section (C)(1)(g)(iii) of this Article Four.
                         (1) Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Section (C)(1) of this Article Four shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) three (3) days after sent by e-mail (with such communication to be in PDF format), with electronic confirmation of sending, provided that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail addresses set forth below (or to such other mailing and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), or (c) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt) to the following addresses:
Broadview Networks Holdings, Inc.
800 Westchester Ave
5th Floor, Suite N501
Rye Brook, NY 10573
Attention: Chief Executive Officer
or at such other address as may have been furnished in writing by the Company to the holders of the outstanding shares of Series A Preferred Stock or Series A-1 Preferred Stock.
               2. Series B Preferred Stock and Series B-1 Preferred Stock
                    (a) Designation, Number and Rank.
                         (i) 93,180 shares of Preferred Stock are hereby designated as 12% Participating Series B Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”).
                         (ii) 86,000 shares of Preferred Stock are hereby designated as 12% Participating Series B-1 Preferred Stock, par value $.01 per share (the “Series B-1 Preferred Stock”).
                         (iii) The Series B Preferred Stock and Series B-1 Preferred Stock shall, with respect to payment of dividends, redemption payments and the distribution of assets upon liquidation, winding-up or dissolution, rank (i) senior to all Junior Securities (as defined in Section (C)(2)(k) of this Article Four), (ii) in some respects senior to and in some respects on a parity with all Junior Parity Securities as more fully described herein (as defined in Section (C)(2)(k) of this Article Four), (iii) on a parity with all Parity Securities (as defined in Section (C)(2)(k) of this Article Four) and (iv) junior to all Senior Securities (as defined in Section (C)(2)(k) of this Article Four).
                    (b) Dividends and Distributions.
                         (i) Dividend Rights.
                              (1) The holders of shares of Series B Preferred Stock or Series B-1 Preferred Stock shall be entitled to receive on each Dividend Payment Date (as defined in Section (C)(2)(k) of this Article Four) out of lawfully available funds therefor, in respect of the Dividend Period (as defined in Section (C)(2)(k) of this Article Four) ending on (and including) the date immediately prior to such Dividend Payment Date, dividends on each share of Series B Preferred Stock or Series B-1 Preferred Stock at the rate of 12% per annum on the Series B Accrued Value or Series B-1 Accrued Value (both as defined in Section (C)(2)(k) of this Article Four), respectively, for each such share thereof from and after the Issuance Date (as defined in Section (C)(2)(k) of this Article Four), provided that with respect to the Initial Dividend Period (as defined in Section (C)(2)(k) of this Article Four), the dividends set forth above shall be prorated based on the number of days in such period. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.
                              (2) Such dividends shall, at the option of the Company, either be paid in cash out of lawfully available funds therefor or accrue and compound and be added to the Series B Accrued Value and Series B-1 Accrued Value on the applicable Dividend Payment Dates. Each such dividend which is payable in cash shall be payable on the Dividend Payment Date out of lawfully available funds therefor to the holders of record of shares of the Series B Preferred Stock and Series B-1 Preferred Stock, as they appear on the transfer books of the Company at the close of business on the day immediately preceding such Dividend Payment Date. Any dividend that is not otherwise paid in cash on the applicable Dividend Payment Date (whether due to the Company’s election not to pay such dividend in cash, its inability to pay such dividend in cash, or otherwise) shall automatically, and without any action on the part of the Company, accrue and compound and be added to the Series B Accrued Value and Series B-1 Accrued Value on such Dividend Payment Date.
                         (ii) Additional Dividends. In addition to dividends payable pursuant to Section (C)(2)(b)(i) of this Article Four, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock (as defined in Section (C)(2)(k) of this Article Four), the holders of the Series B Preferred Stock or Series B-1 Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Additional Dividends”) out of lawfully available funds therefor an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series B Preferred Stock or Series B-1 Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock, then no such dividend or distribution shall be payable in respect of the Series B Preferred Stock or Series B-1 Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock to the extent that the applicable anti-dilution adjustment under Section (C)(2)(g)(viii) of this Article Four shall be made in connection therewith; and provided, further, that if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or part of evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), then no such dividend or distribution shall be payable in respect of the Series B Preferred Stock or Series B-1 Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock) to the extent that the applicable anti-dilution adjustment under Section (C)(2)(g)(ix) of this Article Four shall be made in connection therewith. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable on the same payment date as the payment date for the dividend or other distribution on the Common Stock established by the Board.
                    (iii) Restricted Payments.
                         (1) Except with respect to repurchases made after January 14, 2005 by the Company of Junior Securities from the stockholders of the Company for nominal value (the aggregate payment by the Company for all such repurchased stock not to exceed $100.00) and except with respect to repurchases of Preferred Stock, Class A Common Stock and options to purchase Common Stock, for an aggregate purchase price not to exceed $1,800,000, from participants in the Management Incentive Plan in accordance with the Restricted Stock Settlement Agreements to be executed in connection with issuances of stock or options under the Management Incentive Plan, so long as any shares of Series B Preferred Stock or Series B-1 Preferred Stock remain outstanding, the Company shall not, directly or indirectly, make any Junior Securities Distribution (as defined in Section (C)(2)(k) of this Article Four) unless (A) all accrued and unpaid dividends on the shares of Series B Preferred Stock and Series B-1 Preferred Stock shall have been paid in full and (B) sufficient amounts shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and Series B-1 Preferred Stock and the current dividend period with respect to any Junior Parity Securities and Parity Securities.
                         (2) Except with respect to repurchases of Series C Preferred Stock pursuant to the Management Incentive Plan to the extent such repurchases either are approved by the Board or are for nominal value and except with respect to repurchases of Preferred Stock, Class A Common Stock and options to purchase Common Stock, for an aggregate purchase price not to exceed $1,800,000, from participants in the Management Incentive Plan in accordance with the Restricted Stock Settlement Agreements to be executed in connection with issuances of stock or options under the Management Incentive Plan, so long as any shares of Series B Preferred Stock or Series B-1 Preferred Stock remain outstanding, the Company shall not make any Junior Parity Securities Distribution (as defined in Section (C)(2)(k) of this Article Four) or Parity Securities Distribution (as defined in Section (C)(2)(k) of this Article Four) unless (A) all accrued and unpaid dividends on the shares of Series B Preferred Stock and Series B-1 Preferred Stock shall have been paid and (B) sufficient amounts shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and Series B-1 Preferred Stock and the current dividend period with respect to any Junior Parity Securities and Parity Securities; provided, however, that dividends may be declared and paid on Parity Securities if dividends are declared and paid on the Series B Preferred Stock and Series B-1 Preferred Stock (in accordance with the terms of Section (C)(2)(b)(i) of this Article Four) ratably in proportion to the respective aggregate amounts of dividends accrued and unpaid on such Parity Securities and accrued and unpaid on the Series B Preferred Stock and Series B-1 Preferred Stock; and further provided that dividends may be declared and paid on Junior Parity Securities if (x) the Absolute Liquidation Preference has been fully paid with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock and (y) dividends are declared and paid on the Series B Preferred Stock and Series B-1 Preferred Stock (in accordance with the terms of Section (C)(2)(b)(i) of this Article Four) ratably in proportion to the respective aggregate amounts of dividends accrued and unpaid on such Junior Parity Securities and accrued and unpaid on the Series B Preferred Stock and Series B-1 Preferred Stock.
                         (iv) Priority With Respect To Junior Securities. Holders of shares of Series B Preferred Stock or Series B-1 Preferred Stock shall be entitled to receive the dividends provided for in this Section (C)(2)(b) of this Article Four in preference to and in priority over any dividends upon any Junior Securities.
                         (v) Dividends After Conversion. Notwithstanding anything in this Section (C)(2)(b) of this Article Four to the contrary, all accumulated and unpaid Series B Preferred Stock and Series B-1 Preferred Stock dividends shall be canceled upon the conversion of the Series B Preferred Stock and Series B-1 Preferred Stock into Class A Common Stock in accordance with Section (C)(2)(g) of this Article Four.
                    (c) Redemption.
                         (i) General. The Company shall have no right to redeem any shares of Series B Preferred Stock or Series B-1 Preferred Stock.
                         (ii) No Selective Repurchase Offers. Except with respect to repurchases of Series C Preferred Stock pursuant to the Management Incentive Plan to the extent such repurchases either are approved by the Board or are for nominal value and except with respect to repurchases of Preferred Stock, Class A Common Stock and options to purchase Common Stock, for an aggregate purchase price not to exceed $1,800,000, from participants in the Management Incentive Plan in accordance with the Restricted Stock Settlement Agreements to be executed in connection with issuances of stock or options under the Management Incentive Plan, neither the Company nor any of its Subsidiaries shall repurchase any outstanding shares of Series B Preferred Stock, Series B-1 Preferred Stock, Parity Securities or Junior Parity Securities unless the Company either (i) offers to purchase all of the then outstanding shares of Series B Preferred Stock, Series B-1 Preferred Stock, Parity Securities and Junior Parity Securities or (ii) offers to purchase shares of Series B Preferred Stock, Series B-1 Preferred Stock, Parity Securities and Junior Parity Securities from the holders in proportion to the respective number of shares of Series B Preferred Stock, Series B-1 Preferred Stock, Parity Securities and Junior Parity Securities held by each holder. In any such repurchase by the Company, if all shares of Series B Preferred Stock and Series B-1 Preferred Stock are not being repurchased, then the number of shares of Series B Preferred Stock, Series B-1 Preferred Stock, Parity Securities and Junior Parity Securities to be repurchased shall be allocated among all shares of Series B Preferred Stock, Series B-1 Preferred Stock, Parity Securities and Junior Parity Securities held by holders which accept the Company’s repurchase offer so that the shares of Series B Preferred Stock, Series B-1 Preferred Stock, Parity Securities and Junior Parity Securities are repurchased from such holders in proportion to the respective number of shares of Series B Preferred Stock, Series B-1 Preferred Stock, Parity Securities and Junior Parity Securities held by each such holder which accepts the Company’s offer (or in such other proportion as agreed by all such holders who accept the Company’s offer). In addition, in any such repurchase by the Company, the aggregate purchase price paid for shares of, and the aggregate consideration to be received by the holders of, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall be allocated such that (i) first, holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall receive the Absolute Liquidation Preference with respect to each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock and (ii) second, all remaining proceeds shall be allocated among the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock in proportion to the respective number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock held by each such holder which accepts the Company’s offer (or in such other proportion as agreed by all such holders who accept the Company’s offer). Nothing in this Section (C)(2)(c)(ii) of this Article Four shall obligate a holder of shares of Series B Preferred Stock or Series B-1 Preferred Stock to accept the Company’s repurchase offer.
                    (d) Voting Rights.
                         (i) Subject to Section (C)(2)(d)(ii) of this Article Four, in addition to any voting rights provided by law or set forth in this Section (C)(2) of this Article Four. the holder of each share of Series B Preferred Stock or Series B-1 Preferred Stock shall be entitled to vote on all matters and shall be entitled to 20 votes per share of Series B Preferred Stock or Series B-1 Preferred Stock.
                         (ii) All calculations of votes per share of Series B Preferred Stock or Series B-1 Preferred Stock shall be made to the nearest ten decimal places without rounding. Nothing in this Tenth Amended and Restated Certificate of Incorporation (as amended or restated from time to time), or the Company’s Bylaws shall prohibit or otherwise impede the casting of fractional votes or delivery of fractional consents by a holder of Series B Preferred Stock or Series B-1 Preferred Stock.
                         (iii) Except as required by law, or as otherwise provided in this Tenth Amended and Restated Certificate of Incorporation, including Section (C)(2)(j) of this Article Four, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Class A Common Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall vote together as a single class and not as separate classes.
                    (e) Reacquired Shares. Any shares of Series B Preferred Stock or Series B-1 Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof and may not be reissued as shares of Series B Preferred Stock or Series B-1 Preferred Stock. Upon such retirement, the Company shall take all necessary action so that such shares shall become authorized but undesignated shares of Preferred Stock of the Company and may be reissued as part of another series of Preferred Stock of the Company.
                    (f) Liquidation, Dissolution or Winding Up.
                         (i) Liquidation Preference. In the event of a Liquidation (as defined in Section (C)(2)(k) of this Article Four), then, before any payment or distribution to the holders of Junior Securities (but, in the case of clauses (i) through (iii) in the definition of

Liquidation, after payment or provision for the payment of the debts and other liabilities of the Company), each holder of a share of Series B Preferred Stock shall be entitled to receive an amount equal to the sum of the Series B Liquidation Preference (as defined in Section (C)(2)(k) of this Article Four) and, if the Absolute Liquidation Preference with respect to such share has not yet been paid by the Company, the Absolute Liquidation Preference and each holder of a share of Series B-1 Preferred Stock shall be entitled to receive an amount equal to the sum of the Series B-1 Liquidation Preference (as defined in Section (C)(2)(k) of this Article Four) and, if the Absolute Liquidation Preference with respect to such share has not yet been paid by the Company, the Absolute Liquidation Preference.
                         In the event of a Liquidation (as defined in Section (C)(2)(k) of this Article Four), then, before any payment or distribution to the holders of Junior Parity Securities, (but, in the case of clauses (i) through (iii) in the definition of Liquidation, after payment or provision for the payment of the debts and other liabilities of the Company), each holder of a share of Series B Preferred Stock shall be entitled to receive an amount equal to the Absolute Liquidation Preference (as defined in Section (C)(2)(k) of this Article Four) unless the Absolute Liquidation Preference with respect to such share has previously been paid by the Company, and each holder of a share of Series B-1 Preferred Stock shall be entitled to receive an amount equal to the Absolute Liquidation Preference (as defined in Section (C)(2)(k) of this Article Four) unless the Absolute Liquidation Preference with respect to such share has previously been paid by the Company.
                         The Company may pay all or any portion of the Absolute Liquidation Preference to be paid with respect to shares of Series B Preferred Stock and Series B-1 Preferred Stock prior to a Liquidation; provided, however, that in no case shall the Company pay all or any portion of the Absolute Liquidation Preference more than one time with respect to any share of Series B Preferred Stock or Series B-1 Preferred Stock.
                         With respect to each share of Series B Preferred Stock and Series B-1 Preferred Stock: (A) In the event that any cash payments are made, at any time, in respect of the Series B Liquidation Preference, such Series B Liquidation Preference shall be reduced on a dollar for dollar basis by the amount of such cash payments; (B) in the event that any cash payments are made, at any time, in respect of the Series B-1 Liquidation Preference, such Series B-1 Liquidation Preference shall be reduced on a dollar for dollar basis by the amount of such cash payments; and (C) in the event that any cash payments are made, at any time, in respect of the Absolute Liquidation Preference, such Absolute Liquidation Preference shall be reduced on a dollar for dollar basis by the amount of such cash payments.
                         (ii) Insufficient Assets. If, upon any such Liquidation, the assets to be distributed to the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Junior Parity Securities and Parity Securities shall be insufficient to permit payment of the full amount of the Series B Liquidation Preference and the Absolute Liquidation Preference with respect to each share of Series B Preferred Stock plus the full amount of the Series B-1 Liquidation Preference and the Absolute Liquidation Preference with respect to each share of Series B-1 Preferred Stock plus amounts due on Liquidation with respect to each share of Junior Parity Securities and Parity Securities, the assets of the Company to be distributed among the holders of Series B Preferred Stock, Series B-1 Preferred Stock, Junior Parity Securities and

Parity Securities shall be distributed ratably among holders of Series B Preferred Stock, Series B-1 Preferred Stock and Parity Securities until such holders have received the Absolute Liquidation Preference with respect to all shares of Series B Preferred Stock, Series B-1 Preferred Stock and Parity Securities and all remaining assets shall be distributed ratably among holders of Series B Preferred Stock, Series B-1 Preferred Stock, Junior Parity Securities and Parity Securities.
                         (iii) No Rights to Remaining Assets. After the payment to holders of the Series B Preferred Stock and Series B-1 Preferred Stock of the full amount of the Series B Liquidation Preference and Series B-1 Liquidation Preference, respectively, and the Absolute Liquidation Preference, if applicable, to which they are entitled under this Section (C)(2)(f) of this Article Four, the holders of Series B Preferred Stock and Series B-1 Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.
                         (iv) In-Kind Distributions. Whenever the distribution provided for in this Section (C)(2)(f) of this Article Four shall be payable in securities or other property other than cash, the value of such distribution shall be the Fair Market Value (as defined in Section (C)(2)(k) of this Article Four).
                         (v) Notice of Liquidation Event. Written notice of a Liquidation stating a payment date, the amount payable pursuant to Section (C)(2)(f)(i) of this Article Four, and the place where such amount shall be payable shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) three (3) days after sent by e-mail (with such communication to be in PDF format), with electronic confirmation of sending, provided that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail addresses set forth below (or to such other mailing and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), or (c) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt), not less than twenty (20) days prior to the payment date stated therein, to the holders of record of shares of Series B Preferred Stock and Series B-1 Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Company.
                         (vi) In connection with the receipt of the Series B Liquidation Preference or the Series B-1 Liquidation Preference in accordance with Section (C)(2)(f)(i) of this Article Four, if the holder of a share of Series B Preferred Stock or Series B-1 Preferred Stock, as applicable, is receiving the amount set forth in clause (x) of the definition of the term “Series B Liquidation Preference” or clause (x) of the definition of the term “Series B-1 Liquidation Preference” in respect to such share (and is not receiving the amount set forth in clause (y) of such definitions), the Company shall cancel 25 shares of Class A Common Stock or Class B Common Stock, or any combination thereof, held by such holder, for each such share of Series B Preferred Stock or Series B-1 Preferred Stock prior to or concurrent with the receipt of such amount. Such shares of Common Stock shall be cancelled by the Company without payment of consideration to such holder solely in respect of such shares of Common Stock.

                    (g) Conversion of Series B Preferred Stock and Series B-1 Preferred Stock.
                         (i) Optional Conversion. Subject to the provision for adjustment set forth in this Section (C)(2)(g) of this Article Four, each share of Series B Preferred Stock and Series B-1 Preferred Stock shall be convertible, at the option of the holder thereof at any time and from the time to time after the date hereof, into a number of fully paid and nonassessable shares of Class A Common Stock equal to the quotient obtained by dividing (x) the Series B Accrued Value or Series B-1 Accrued Value, as applicable, on such share calculated through and including the date of such conversion by (y) the Conversion Price (as defined in Section (C)(2)(k) of this Article Four) in effect on the date of such conversion.
                         (ii) Mandatory Conversion. Subject to the provision for adjustment set forth in this Section (C)(2)(g) of this Article Four, in the event the Company undertakes to consummate a Qualified IPO (as defined in Section (C)(2)(k) of this Article Four), if approved by (i) a majority of the members of the Board whether or not there exist any vacancies on the Board, (ii) the holders of that percentage of the outstanding voting power of the shares of the Series A Preferred Stock and Series A-1 Preferred Stock that equals the sum of (x) the percentage of the outstanding voting power of the shares of the Series B Preferred Stock and Series B-1 Preferred Stock held by the largest holder (or group of affiliated holders) of Series B Preferred Stock and Series B-1 Preferred Stock at the Effective Time and (y) 1%, by affirmative vote at a meeting or by written consent (voting together as a separate class and to the exclusion of the holders of all other classes or series of capital stock of the Company), and (iii) the holders of that percentage of the outstanding voting power of the shares of the Series B Preferred Stock and Series B-1 Preferred Stock that equals the sum of (x) the percentage of the outstanding voting power of the shares of the Series B Preferred Stock and Series B-1 Preferred Stock held by the largest holder (or group of affiliated holders) of Series B Preferred Stock and Series B-1 Preferred Stock at the Effective Time and (y) 1%, by affirmative vote at a meeting or by written consent (voting together as a separate class and to the exclusion of the holders of all other classes or series of capital stock of the Company), each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and 12% Participating Series C Preferred Stock, par value $.01 per share (“Series C Preferred Stock”) shall be automatically converted into a number of fully paid and nonassessable shares of Class A Common Stock equal to the quotient obtained by dividing (x) the Series A Accrued Value, Series A-1 Accrued Value, Series B Accrued Value, Series B-1 Accrued Value or the amount described in clause (x) of the definition of Series C Liquidation Preference, as applicable, on such share calculated through and including the date of such conversion by (y) the Conversion Price in effect on the date of such conversion; provided, however, that such conversion shall be effective immediately prior to the consummation of such Qualified IPO and shall be conditioned upon such consummation.
                         (iii) Conversion Procedure.
                              (1) Conversion of Series B Preferred Stock or Series B-1 Preferred Stock pursuant to Section (C)(1)(g)(i) may be effected by any holder thereof upon the surrender to the Company at the offices of the Company, or at the office of any agent or agents of the Company, as may be designated by the Board (the “Transfer Agent”), of the certificates representing Series B Preferred Stock or Series B-1 Preferred Stock to be converted (if such shares are certificated) accompanied by a written notice stating that such holder elects to convert all or a specified portion of such holder’s shares of Series B Preferred Stock or Series B-1 Preferred Stock in accordance with the provisions of this Section (C)(2)(g)(ii) of this Article Four and specifying the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued (if such shares are certificated). The Company shall pay any issue and transfer taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of Series B Preferred Stock or Series B-1 Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days (as defined in Section (C)(2)(k) of this Article Four) after the surrender of such certificates representing Series B Preferred Stock or Series B-1 Preferred Stock and the receipt of such notice relating thereto, the Company shall deliver or cause to be delivered (i) certificates representing the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (if such shares are certificated) to which the holder of Series B Preferred Stock or Series B-1 Preferred Stock being converted shall be entitled and (ii) if less than all of the shares represented by the surrendered certificates are being converted, a new certificate (if such shares are certificated) representing the number of shares of Series B Preferred Stock or Series B-1 Preferred Stock which remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to Series B Preferred Stock or Series B-1 Preferred Stock being converted shall cease except for the right to receive shares of Class A Common Stock in accordance herewith, and the person entitled to receive the shares of Class A Common Stock shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock at such time.
                              (2) The Company shall at all times reserve and keep available for issuance upon the conversion of Series B Preferred Stock and Series B-1 Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock into shares of Class A Common Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock, if necessary, to permit the conversion of all outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock. The Company shall take all actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law (including applicable federal and state securities laws) or governmental regulation or any requirements of any domestic national securities exchange or other market upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
                              (3) The Company shall not close its books against the transfer of Series B Preferred Stock, Series B-1 Preferred Stock or Class A Common Stock issued or issuable upon conversion of Series B Preferred Stock or Series B-1 Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock or Series B-1 Preferred Stock. The Company shall assist and cooperate with any holder of shares of Series B Preferred Stock or Series B-1 Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of such shares hereunder (including making any filings required to be made by the Company).
                              (4) If the shares of Class A Common Stock issuable by reason of such conversion of Series B Preferred Stock or Series B-1 Preferred Stock are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the converting holder’s option, upon surrender of shares of Series B Preferred Stock or Series B-1 Preferred Stock to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Class A Common Stock, deliver to such holder, or as otherwise specified by such holder, a certificate or certificates representing the stock or securities into which the shares of Class A Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.
                         (iv) Adjustments Upon Changes in Capitalization.
                              (1) Except with respect to Excluded Securities (as defined in clause (3) below), in case the Company shall issue any shares of Common Stock or Common Stock Equivalents after the date the first share of Series B Preferred Stock or Series B-1 Preferred Stock, as applicable, is issued (the “Issue Date”) without consideration or at a price per share (or having a conversion, exchange or exercise price per share) of less than the Conversion Price as of the date of such issuance then, and, in each such case, the Conversion Price shall be appropriately adjusted by multiplying (A) the Conversion Price in effect on the day immediately prior to the date of issuance of such shares of Common Stock or Common Stock Equivalents by (B) a fraction, the denominator of which shall be the sum of (1) the number of Shares of Common Stock Outstanding (as defined in Section (C)(2)(k) of this Article Four) on such date prior to such issuance and (2) the number of additional shares of Common Stock issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents), and the numerator of which shall be the sum of (x) the number of Shares of Common Stock Outstanding on such date prior to such issuance and (y) the number of shares of Common Stock purchasable at the Conversion Price in effect on the day immediately prior to the date of issuance of such shares of Common Stock or Common Stock Equivalents with the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or, in the case of issuances of Common Stock Equivalents, issuable upon conversion, exchange or exercise of such Common Stock Equivalents). An adjustment made pursuant to this clause (1) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (1), the consideration receivable by the Company in connection with the issuance of additional shares of Common Stock or of Common Stock Equivalents since the Issue Date shall be deemed to be equal to (X) in the case the consideration received by the Company is cash, the sum of the aggregate offering price, excluding any amounts paid or receivable for accrued interest or accrued dividends (before deduction of underwriting discounts or commissions or fees and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents, and (Y) in the case the consideration received by the Company is other than cash, the Fair Market Value (before deduction of underwriting discounts or commissions or fees and expenses payable to third parties, if any). The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section (C)(2)(g)(viii) of this Article Four shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Company to which this clause (1) applies. Upon the expiration or termination of any unconverted, unexchanged or unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this clause (1), the adjustments shall not forthwith be reversed to effect such Conversion Price as would have been in effect at the time of such expiration or termination had such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued.
                              (2) If, at any time, the purchase price provided for in any Common Stock Equivalents shall decrease, the additional consideration, if any, payable upon the conversion or exchange of any Common Stock Equivalents shall decrease, or the rate at which any Common Stock Equivalents are convertible into or exchangeable for Common Stock shall increase, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Common Stock Equivalents still outstanding provided for such purchase price, reduced additional consideration or increased conversion rate, as the case may be, at the time initially granted, issued or sold.
                              (3) “Excluded Securities” shall mean: (A) shares of Common Stock issued or issuable upon conversion of Class B Common Stock into Class A Common Stock in accordance with Section (B)(4) of this Article Four; (B) shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock in accordance with Section (C)(1)(g)(i), (C)(2)(g)(i) or (C)(3)(g)(i) of this Article Four; (C) shares of Common Stock issued or issuable upon conversion or exercise of any Common Stock Equivalents outstanding on the Issue Date; (D) any shares of Common Stock Equivalents and shares of Common Stock issued or issuable to directors, officers, employees or consultants of the Company following the Issue Date pursuant to any stock option, restricted stock, stock purchase or stock bonus plan, or other equity-based agreement, plan or arrangement, approved by the Board or the Compensation Committee of the Board prior to the date on which the Management Incentive Plan was adopted by the Board, in an amount not exceeding up to 1,137,219 shares of Common Stock in the aggregate (less any such shares as to which the right to such shares was forfeited in connection with an individual’s participation in the Management Incentive Plan); (E) any shares of capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of the Company’s capital stock, (F) any shares of capital stock issued in connection with business acquisitions, strategic partnerships and alliances, and financing transactions (other than capital stock issued to parties unrelated to any such transaction, in exchange for cash, to provide equity financing for any such transaction), (G) any shares of Common Stock issued in connection with a public offering of Common Stock registered under the Securities Act of 1933, as amended, (H) any shares of capital stock issued pursuant to pre-emptive rights under Section 7 of the Shareholders’ Agreement, (I) any shares of Series A-1 Preferred Stock or Series B-1 Preferred Stock with an Issuance Date of August 23, 2006 and (J) any shares of Series C Preferred Stock and Class B Common Stock issued pursuant to the Management Incentive Plan, not to exceed 52,332 shares of Series C Preferred Stock and 1,308,297 shares of Class B Common Stock.

                              (4) If the Company shall set a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.
                              (5) Successive adjustments pursuant to this Section (C)(2)(g) of this Article Four shall be made without duplication whenever any event specified in this Section (C)(2)(g) of this Article Four shall require a Conversion Price adjustment.
                              (6) All calculations of the Conversion Price shall be made to the nearest ten decimal places without rounding. No adjustment to the Conversion Price pursuant to this Section (C)(2)(g)(iv) of this Article Four shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this Section (C)(2)(g)(iv)(6) of this Article Four are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Anything in Section (C)(2)(g) of this Article Four to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Section (C)(2)(g) of this Article Four (other than pursuant to Section (C)(2)(g)(viii) of this Article Four in connection with a combination (by reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares).
                              (7) In connection with the conversion of any shares of Series B Preferred Stock or Series B-1 Preferred Stock pursuant to this Section (C)(2)(g) of this Article Four, no fractions of shares of Class A Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Class A Common Stock on the day on which such shares of Series B Preferred Stock or Series B-1 Preferred Stock are deemed to have been converted. If more than one share of Series B Preferred Stock or Series B-1 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock or Series B-1 Preferred Stock so surrendered.
                         (v) [intentionally omitted]
                         (vi) Transfer Books. The Company will at no time close its transfer books against the transfer of any Series B Preferred Stock, Series B-1 Preferred Stock or any shares of Common Stock issued or issuable upon the conversion of any shares of such Series B Preferred Stock or Series B-1 Preferred Stock, except as may otherwise be required to comply with applicable securities laws.
                         (vii) [intentionally omitted]

                         (viii) Adjustments for Dividends, Subdivisions and Combinations. If the Company at any time (i) pays any dividend, or makes any distribution, on the outstanding shares of Common Stock in shares of Common Stock without payment of any consideration by the holders of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock, or (iii) combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series B Preferred Stock or Series B-1 Preferred Stock thereafter convertible into Common Stock pursuant to this Section (C)(2)(g) of this Article Four shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock or Series B-1 Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier.
                         (ix) Special Dividends; Repurchases.
                              (1) In case the Company after the Issuance Date shall distribute to all holders of shares of Common Stock evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), the Conversion Price in effect immediately prior to the date of such distribution (or the date immediately prior to the date of the public announcement of such distribution, whichever is earlier) shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the remainder of (i) the Closing Price per share of Common Stock on such date, minus (ii) the Fair Market Value as of such date of the portion of assets, evidences of indebtedness, capital stock or subscription rights so distributed or paid applicable to one share of Common Stock, and (y) the denominator is the Closing Price per share of Common Stock on such date, such adjustment to become effective immediately prior to the opening of business on the day following the date of distribution or purchase; provided, however, that no adjustment shall be made (A) if such issuance is an issuance of Excluded Securities or (B) if an adjustment shall otherwise be made with respect to such distribution or issuance pursuant to Section (C)(2)(g)(iv) of this Article Four; and further provided, however, that if in any case the numerator of such fraction shall be zero or less than zero, no adjustment shall be made in such case. The Company shall provide any holder of Series B Preferred Stock or Series B-1 Preferred Stock, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or capital stock referred to in this subparagraph (ix).
                              (2) In case the Company after the Issuance Date shall purchase or otherwise acquire for value any shares of Common Stock or Common Stock Equivalents in an Above Market Repurchase (as defined in Section (C)(2)(k) of this Article Four), the Conversion Price in effect immediately prior to the date of such purchase or other acquisition (or the date immediately prior to the date of the public announcement of such purchase or other acquisition) shall be reduced to an amount determined by multiplying the Conversion Price in effect immediately prior to such purchase or other acquisition, by a fraction of which (x) the numerator shall be (A) the product of (1) the number of Shares of Common Stock Outstanding immediately prior to such purchase or other acquisition and (2) the Fair Market Value per share of Common Stock in effect on the Business Day immediately prior to the earlier of (i) the date of such purchase or other acquisition and (ii) the date immediately prior to the date of the public announcement of such purchase or other acquisition, minus (B) the aggregate consideration paid by the Company in such Above Market Repurchase (plus, in the case of Common Stock Equivalents, the aggregate additional consideration which would have been paid to the Company upon exercise, conversion or exchange), and (y) the denominator of which is the product of (A) the number of Shares of Common Stock Outstanding immediately after such purchase or other acquisition multiplied by (B) the Fair Market Value per share of Common Stock in effect on the Business Day immediately prior to the earlier of (i) the date of such purchase or other acquisition and (ii) the date immediately prior to the date of the public announcement of such purchase or other acquisition.
                         (x) Provisions for Organic Changes. Prior to the consummation of any Organic Change (as defined in Section (C)(2)(k) of this Article Four), the Company shall make appropriate provisions to ensure that each holder of Series B Preferred Stock and/or Series B-1 Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Preferred Stock and Series B-1 Preferred Stock, such shares of securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock and Series B-1 Preferred Stock, as applicable, immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions to ensure that the provisions of this Section (C)(2)(g) of this Article Four shall thereafter be applicable to the Series B Preferred Stock and Series B-1 Preferred Stock. The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets provides in its charter documents and in the definitive agreement providing for such Organic Change the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
                         (xi) Recapitalization, Conversion and Exchange of Shares. If any recapitalization, conversion or exchange of shares or any other change in the Company’s capital structure, or any other event occurs of the type contemplated by the provisions of this Section (C)(2)(g) of this Article Four but in any such case, which is not expressly provided for by the provisions of this Section (C)(2)(g) of this Article Four (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), the Board shall make an appropriate adjustment to the Conversion Price so as to protect the rights of the holders of Series B Preferred Stock and Series B-1 Preferred Stock.
                         (xii) Exclusion from Conversion Price Adjustments. No adjustment to the Conversion Price shall be made or shall be applicable under this Section (C)(1)(g) of this Article Four with respect to (i) the issuance of shares of Series A-1 Preferred Stock or Series B-1 Preferred Stock on August 23, 2006 in connection with the conversion of the Notes outstanding under the Note Purchase Agreement, dated January 14, 2005 among the Company, the purchasers named therein and MCG Capital Corporation as

Administrative Agent, (ii) the issuance of shares of Series C Preferred Stock and/or Class B Common Stock, including without limitation upon exercise of options to purchase Series C Preferred Stock and/or Class B Common Stock, pursuant to the Management Incentive Plan (not to exceed 52,332 shares of Series C Preferred Stock and 1,308,297 shares of Class B Common Stock) and (iii) the issuance of shares of Series B-1 Preferred Stock and Class A Common Stock issued pursuant to the Eureka Merger Agreement, or issued as a result of the exercise of warrants to purchase Series B-1 Preferred Stock and Class A Common Stock issued pursuant to the Eureka Merger Agreement.
                    (h) Reports as to Adjustment.
                         (i) Notice of Conversion Price Adjustment. Upon any adjustment of the Conversion Price then in effect pursuant to the provisions of Section (C)(2)(g) of this Article Four, then, and in each such case, the Company shall promptly deliver to the Transfer Agent of Series B Preferred Stock, Series B-1 Preferred Stock and the Common Stock and to each of the holders of Series B Preferred Stock, Series B-1 Preferred Stock and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated (including any Fair Market Value determinations made by the Board) and the Conversion Price then in effect following such adjustment. Where appropriate, such notice to holders of Series B Preferred Stock and Series B-1 Preferred Stock may be given in advance.
                         (ii) Notice of Organic Change. The Company shall also give written notice to the holders of Series B Preferred Stock or Series B-1 Preferred Stock at least twenty (20) days prior to the date on which any Organic Change takes place.
                    (i) Protection of Rights. Any registered holder of Series B Preferred Stock or Series B-1 Preferred Stock may proceed to protect and enforce its rights with any and all remedies available at law or in equity.
                    (j) Protective Voting Rights and Powers. So long as shares of Series B Preferred Stock or Series B-1 Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote at a meeting or by written consent) of the holders of a majority in voting power of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock entitled to vote (voting together as a class but separately from and to the exclusion of the holders of all other classes or series of stock of the Company):
                         (i) amend, alter, repeal, restate, or supplement this Tenth Amended and Restated Certificate of Incorporation or its Bylaws (in each case, whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner which alters or changes, in any manner, the number of shares, or the powers, preferences or rights, of the Series B Preferred Stock or Series B-1 Preferred Stock or which would adversely affect the powers, preferences or rights of the Series B Preferred Stock or Series B-1 Preferred Stock; or
                         (ii) change the authorized number of shares of Preferred Stock, the Series B Preferred Stock or the Series B-1 Preferred Stock.

                    (k) Definitions. In addition to any other terms defined in this Section (C)(2) of this Article Four, the following terms shall have the meanings indicated when used in this Section (C)(2) of this Article Four:
                    “Above Market Repurchase” shall mean any purchase (by tender or exchange offer, open market purchase, privately negotiated purchase or otherwise) of all or any portion of the Company’s Common Stock or Common Stock Equivalents where such purchase is for aggregate consideration that exceeds the product of (x) the aggregate number of shares of Common Stock or Common Stock Equivalents being purchased multiplied by (y) the Closing Price of the Common Stock on the date of such purchase minus, in the case of Common Stock Equivalents, the aggregate additional consideration which would have been paid to the Company upon exercise, conversion or exchange.
                    “Absolute Liquidation Preference” shall mean (x) $516.35 per share of Series B Preferred Stock or Series B-1 Preferred Stock less (y) the aggregate amount of any cash dividends paid, pursuant to Section (C)(1)(b)(i)(2) of this Article Four, with respect to each share of the Series B Preferred Stock and Series B-1 Preferred Stock; provided that the Absolute Liquidation Preference with respect to any share of Series B Preferred Stock or Series B-1 Preferred Stock shall not be reduced to an amount less than $0.00.
                    “Additional Dividends” has the meaning given in Section (C)(2)(b)(ii) of this Article Four.
                    “Board” means the Board of Directors of the Company.
                    “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.
                    “BV-BC Merger Agreement” shall mean the Amended and Restated Agreement and Plan of Merger by and among the Company, BridgeCom Holdings, Inc., a Delaware corporation, MCG IH II, Inc., a Delaware corporation, MCG Capital Corporation, a Delaware corporation, the Principal Company Stockholders named therein and certain other parties thereto, dated as of November 22, 2004.
                    “Class A Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.
                    “Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company.
                    “Closing Price” per share of Common Stock on any date shall mean the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (or other national securities exchange), the Nasdaq National Market System or the Nasdaq SmallCap Market, or, if such security is not so reported in the principal consolidated transaction reporting system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected in good faith by the Board and acceptable to the holders of a majority of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock, making a market in the Common Stock or such other securities of the Company. If the Common Stock or such other securities are not so reported or publicly traded, “Closing Price” shall mean the Fair Market Value.
                    “Common Stock” shall mean shares of Class A Common Stock and Class B Common Stock.
                    “Common Stock Equivalent” shall mean securities convertible into, or exchangeable or exercisable for, shares of Common Stock and options, warrants and rights to acquire such convertible securities.
                    “Conversion Price” means $50.00, subject to adjustment as provided in Section (C)(2)(g) of this Article Four.
                    “Dividend Payment Date” shall mean the last Business Day of each calendar quarter.
                    “Dividend Period” shall mean the Initial Dividend Period and, thereafter, each quarterly period from and including a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).
                    “Effective Time” shall have the meaning set forth in the BV-BC Merger Agreement.
                    “Eureka Merger Agreement” shall mean the Agreement and Plan of Merger, dated February 23, 2007, among the Company, Eureka Acquisition Corporation, a Delaware corporation, Eureka Broadband Corporation, a Delaware corporation, the significant stockholders or Eureka Broadband Corporation set forth therein, and Jeffrey Ginsberg, as agent of the stockholders of Eureka Broadband Corporation.
                    “Excluded Securities” has the meaning given in Section (C)(2)(g)(iv)(3) of this Article Four.
                    “Fair Market Value” shall mean the price that a willing buyer would pay to a willing seller in an arm’s length transaction, it being understood that the buyer and seller in arriving at such price in determining the value would each consider, the other factors customarily considered by valuation professionals, as the Board in good faith shall reasonably determine. The Board shall promptly provide written notice of any Fair Market Value determination to the holders of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock; provided, however, that if the Board has provided notice of such determination in connection with its obligations under Section (C)(2)(h)(i) of this Article Four, the Board shall not be required to provide a separate notice.

                    “Initial Dividend Period” shall mean the dividend period commencing on the Issuance Date and ending on (and including) the date immediately prior to the first Dividend Payment Date to occur thereafter.
                    “Issuance Date” shall mean: (i) with respect to any share of Series B Preferred Stock, the date on which the Company initially issues such share of Series B Preferred Stock, regardless of the number of times transfer of such share is made on the stock records of the Company and regardless of the number of certificates which may be issued to evidence such share; and (ii) with respect to any share of Series B-1 Preferred Stock, August 23, 2006, regardless of the number of times transfer of such share is made on the stock records of the Company, regardless of the number of certificates which may be issued to evidence such share and regardless of when such share is actually issued. For clarification, clause (ii) above shall have the effect that all shares of Series B-1 Preferred Stock (including but not limited to shares that are issued after August 23, 2006) are entitled to dividends in an amount equal to the amount of dividends that would have accrued from August 23, 2006, regardless of when such shares are actually issued.
                    “Issue Date” has the meaning given in Section (C)(2)(g)(iv)(1) of this Article Four.
                    “Junior Parity Securities” shall mean each class or series of capital stock of the Company now or hereafter authorized, issued or outstanding the terms of which specifically provide that such class or series will rank junior to the Series B Preferred Stock and Series B-1 Preferred Stock with respect to payment of dividends or distributions, or the distribution of assets upon liquidation, winding up or dissolution until the Absolute Liquidation Preference has been paid with respect to the Series B Preferred Stock and Series B-1 Preferred Stock but on a parity with the Series B Preferred Stock and Series B-1 Preferred Stock after payment of such Absolute Liquidation Preferences. The Series C Preferred Stock shall constitute Junior Parity Securities. This definition of Junior Parity Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Junior Parity Securities.
                    “Junior Parity Securities Distribution” shall mean the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of Junior Parity Securities (other than by conversion into or exchange for Junior Securities) or any Common Stock Equivalents exercisable or exchangeable for or convertible into any shares of Junior Parity Securities, or any distribution in respect thereof (except for (i) dividends on Junior Parity Securities which are payable solely in additional shares of Junior Parity Securities, or by the increase in the liquidation value of Junior Parity Securities, in each case, as required by the terms of such Junior Parity Securities or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Common Stock Equivalents or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Company of any of the Junior Parity Securities or any Common Stock Equivalents exercisable or exchangeable for or convertible into any Junior Parity Securities.

                    “Junior Securities” shall mean the Company’s Common Stock and all classes and series of capital stock of the Company now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series B Preferred Stock and Series B-1 Preferred Stock, or which do not specify their rank, with respect to payment of dividends or distributions, or the distribution of assets upon liquidation, winding up or dissolution. This definition of Junior Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Junior Securities.
                    “Junior Securities Distribution” shall mean the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities, or any distribution in respect thereof (except for (i) dividends on Junior Securities which are payable solely in additional shares of Junior Securities, as required by the terms of such Junior Securities, or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Common Stock Equivalents or other property, or the purchase or redemption by any Person directly or indirectly controlled by the Company of any of the Junior Securities.
                    “Liquidation” shall mean that (i) the Company shall (A) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, (B) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, or of any substantial part of its property, (C) make an assignment for the benefit of its creditors, or (D) admit in writing its inability to pay its debts generally as they become due, (ii)(A) a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and (B) any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and on account of any such event the Company shall liquidate, dissolve or wind up, (iii) the Company shall otherwise liquidate, dissolve or wind up, or (iv) the Company shall (A) merge or consolidate with a Person (other than a merger (i) which only involves a change in the Company’s state of incorporation or (ii) with a wholly-owned subsidiary (directly or indirectly)), and pursuant to such merger or consolidation the Company is not the surviving entity; (B) merge or consolidate, and pursuant to such merger or consolidation the Company is the surviving entity but the holders of the Company’s outstanding equity securities immediately prior to such merger or consolidation (x) are not the holders of equity securities of the Company that represent at least 50% of the total number of votes entitled to be cast in the election of directors immediately following such merger or consolidation or (y) have otherwise relinquished control of the Company following such merger or consolidation; (C) sell or transfer all or substantially all of the assets of the Company to one or more Persons that are not wholly-owned subsidiaries (directly or indirectly) of the Company in any transaction (in a transaction not described in clauses (i) through (iii)) or, series of transactions, or (D) sell or transfer a majority of the voting stock of the Company to one or more Persons that are not wholly-owned subsidiaries (directly or indirectly) of the Company in any transaction or series of transactions. Notwithstanding anything to the contrary in this definition of “Liquidation,” the transactions contemplated or effected by the BV-BC Merger Agreement (as defined in this Section (C)(2)(k) of this Article Four) shall not be deemed to be a Liquidation.
                    “Organic Change” shall mean any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) securities or assets with respect to or in exchange for Common Stock; provided, however, that an Organic Change shall exclude a Liquidation.
                    “Parity Securities” shall mean each class or series of capital stock of the Company now or hereafter authorized, issued or outstanding the terms of which specifically provide that such class or series will rank on a parity with the Series B Preferred Stock and Series B-1 Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon liquidation, winding up or dissolution. The Series A Preferred Stock and the Series A-1 Preferred Stock shall constitute Parity Securities, but the Series C Preferred Stock shall not constitute Parity Securities. This definition of Parity Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Parity Securities.
                    “Parity Securities Distribution” shall mean the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of Parity Securities (other than by conversion into or exchange for Junior Securities) or any Common Stock Equivalents exercisable or exchangeable for or convertible into any shares of Parity Securities, or any distribution in respect thereof (except for (i) dividends on Parity Securities which are payable solely in additional shares of Parity Securities, or by the increase in the liquidation value of Parity Securities, in each case, as required by the terms of such Parity Securities or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Common Stock Equivalents or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Company of any of the Parity Securities or any Common Stock Equivalents exercisable or exchangeable for or convertible into any Parity Securities.
                    “Person” shall mean any individual, firm, corporation, limited liability company, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.
                    “Qualified IPO” shall mean any issuance and sale of shares of Common Stock which occurs in an underwritten public offering registered under the Securities Act of 1933, as amended, and provides net proceeds to the Company of not less than $50,000,000.
                    “Restricted Stock Settlement Agreements” means both (i) the Restricted Stock Settlement Agreement, dated April 2007, by and among the Company, MCG Capital Corporation, a Delaware corporation, BridgeCom Holdings, Inc., a Delaware corporation, and the individual grantee named therein and (ii) the Restricted Stock Settlement Agreement, dated April 2007, by and among the Company and the individual grantee named therein.

                    “Senior Securities” shall mean each class or series of capital stock of the Company now or hereafter authorized, issued or outstanding the terms of which specifically provide that such class or series will rank senior to the Series B Preferred Stock and Series B-1 Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon liquidation, winding up or dissolution. This definition of Senior Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Senior Securities.
                    “Series A Preferred Stock” shall mean the 12% Participating Series A Preferred Stock, par value $.01 per share of the Company.
                    “Series A-1 Preferred Stock” shall mean the 12% Participating Series A-1 Preferred Stock, par value $.01 per share of the Company.
                    “Series B Accrued Value” shall mean, with respect to a share of Series B Preferred Stock, as at any date, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock) (i) the Series B Stated Value, plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share through and including such date which have been added to Series B Accrued Value pursuant to Section (C)(2)(b)(i)(2) of this Article Four, minus (iii) any amounts paid in respect of the Series B Liquidation Preference.
                    “Series B Liquidation Preference” shall mean the greater of (x) the Series B Accrued Value on a share of Series B Preferred Stock less the Absolute Liquidation Preference, as at any date, or (y) the amount of securities, cash or other property that would be payable to such holder in the Liquidation in respect of Class A Common Stock issuable upon conversion of such share of Series B Preferred Stock if all outstanding shares of Series B Preferred Stock were converted into Class A Common Stock immediately prior to the Liquidation in accordance with Section (C)(2)(g) of this Article Four hereof less the Absolute Liquidation Preference, as at any date.
                    “Series B Objecting Parties” has the meaning given in the definition of Fair Market Value in this Section (C)(2)(k) of this Article Four.
                    “Series B Preferred Stock” has the meaning given in Section (C)(2)(a)(i) of this Article Four.
                    “Series B Stated Value” shall mean, with respect to a share of Series B Preferred Stock, $1,000 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).
                    “Series B-1 Preferred Stock” has the meaning given in Section (C)(2)(a)(ii) of this Article Four.
                    “Series B-1 Accrued Value” shall mean, with respect to a share of Series B-1 Preferred Stock, as at any date, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B-1 Preferred Stock) (i) the Series B-1 Stated Value, plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share through and including such date which have been added to Series B-1 Accrued Value pursuant to Section (C)(2)(b)(i)(2) of this Article Four, minus (iii) any amounts paid in respect of the Series B-1 Liquidation Preference; provided that, irrespective of the aforementioned sum, on the first Dividend Payment Date following the Issuance Date with respect to the Series B-1 Preferred Stock the Series B-1 Accrued Value shall be reset and shall equal the Series B Accrued Value on such date.
                    “Series B-1 Liquidation Preference” shall mean the greater of (x) the Series B-1 Accrued Value on a share of Series B-1 Preferred Stock less the Absolute Liquidation Preference, as at any date, or (y) the amount of securities, cash or other property that would be payable to such holder in the Liquidation in respect of Class A Common Stock issuable upon conversion of such share of Series B-1 Preferred Stock if all outstanding shares of Series B-1 Preferred Stock were converted into Class A Common Stock immediately prior to the Liquidation in accordance with Section (C)(2)(g) of this Article Four hereof less the Absolute Liquidation Preference, as at any date.
                    “Series B-1 Preferred Stock” shall mean the 12% Participating Series B-1 Preferred Stock, par value $.01 per share of the Company.
                    “Series B-1 Stated Value” shall mean, with respect to a share of Series B-1 Preferred Stock, the amount that equals the Series A Accrued Value of the Series A Preferred Stock as of August 23, 2006 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B-1 Preferred Stock).
                    “Series C Preferred Stock” shall mean the 12% Participating Series C Preferred Stock, par value $.01 per share of the Company.
                    “Shareholders’ Agreement” means the Third Amended and Restated Shareholders’ Agreement, dated as of May 31, 2007, by and among the Company and the shareholders party thereto, as amended from time to time. The Company will provide a copy of the Shareholders’ Agreement to any stockholders upon request.
                    “Shares of Common Stock Outstanding” shall mean at any time, with respect to the Company, the sum of (i) all shares of Common Stock issued and outstanding at such time, (ii) all shares of Common Stock which are then issuable upon conversion of the Series A Preferred Stock, (iii) all shares of Common Stock which are then issuable upon conversion of the Series A-1 Preferred Stock, (iv) all shares of Common Stock which are then issuable upon conversion of the Series B Preferred Stock, (v) all shares of Common Stock which are then issuable upon conversion of the Series B-1 Preferred Stock or upon the exercise of warrants to purchase Series B-1 Preferred Stock and (vi) all shares of Common Stock which are then issuable upon conversion of the Series C Preferred Stock all shares of Common Stock which are then issuable upon conversion of the Series C Preferred Stock or upon the exercise of options to purchase Series C Preferred Stock.
                    “Subsidiaries” of the Company shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

                    “Transfer Agent” has the meaning given in Section (C)(2)(g)(iii) of this Article Four.
                    (l) Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Section (C)(2) of this Article Four shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) three (3) days after sent by e-mail (with such communication to be in PDF format), with electronic confirmation of sending, provided that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail addresses set forth below (or to such other mailing and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), or (c) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt) to the following addresses:
Broadview Networks Holdings, Inc.
800 Westchester Ave
5th Floor, Suite N501
Rye Brook, NY 10573
Attention: Chief Executive Officer
or at such other address as may have been furnished in writing by the Company to the holders of the outstanding shares of Series B Preferred Stock or Series B-1 Preferred Stock.
               3. Series C Preferred Stock
                    (a) Designation, Number and Rank.
                         (i) 52,332 shares of Preferred Stock are hereby designated as 12% Participating Series C Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”).
                         (ii) The Series C Preferred Stock shall, with respect to payment of dividends, redemption payments and the distribution of assets upon liquidation, winding-up or dissolution, rank (i) senior to all Junior Securities (as defined in Section (C)(3)(k) of this Article Four), (ii) in some respects junior to and in some respects on a parity with all Senior Parity Securities as more fully described herein (as defined in Section (C)(3)(k) of this Article Four), (iii) on a parity with all Parity Securities (as defined in Section (C)(3)(k) of this Article Four) and (iv) junior to all Senior Securities (as defined in Section (C)(3)(k) of this Article Four).
                    (b) Dividends and Distributions.
                         (i) Dividend Rights.
                              (1) Except as described in Section (C)(3)(b)(i)(2) of this Article Four, the holders of shares of Series C Preferred Stock shall be entitled to receive on each Dividend Payment Date (as defined in Section (C)(3)(k) of this Article Four) out of lawfully available funds therefor, in respect of the Dividend Period (as defined in Section (C)(3)(k) of this Article Four) ending on (and including) the date immediately prior to such Dividend Payment Date, dividends on each share of Series C Preferred Stock at the rate of 12% per annum on the Series C Accrued Value (as defined in Section

(C)(3)(k) of this Article Four) for each such share thereof from and after the Issuance Date (as defined in Section (C)(3)(k) of this Article Four), provided that with respect to the Initial Dividend Period (as defined in Section (C)(3)(k) of this Article Four), the dividends set forth above shall be prorated based on the number of days in such period. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.
                              (2) Such dividends shall, at the option of the Company, either be paid in cash out of lawfully available funds therefor or accrue and compound and be added to the Series C Accrued Value on the applicable Dividend Payment Dates; provided that no such dividends shall be paid in cash with respect to the Series C Preferred Stock unless and until the Absolute Liquidation Preference has been paid in full with respect to all shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock; and provided further that, with respect to any time period in which cash dividends are paid with respect to the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, the amount of any dividends that accrue with respect to the Series C Preferred Stock shall be reduced by the amount of such cash dividend paid with respect to each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock; and provided further that at no time shall the Series C Accrued Value exceed the Series A Accrued Value. Each such dividend which is payable in cash shall be payable on the Dividend Payment Date out of lawfully available funds therefor to the holders of record of shares of the Series C Preferred Stock, as they appear on the transfer books of the Company at the close of business on the day immediately preceding such Dividend Payment Date. Except as otherwise provided in this Section (C)(3)(b)(i)(2) of this Article Four, any dividend that is not otherwise paid in cash on the applicable Dividend Payment Date (whether due to the Company’s election not to pay such dividend in cash, its inability to pay such dividend in cash, or otherwise) shall automatically, and without any action on the part of the Company, accrue and compound on such Dividend Payment Date.
                         (ii) Additional Dividends. In addition to dividends payable pursuant to Section (C)(3)(b)(i) of this Article Four, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock (as defined in Section (C)(3)(k) of this Article Four), the holders of the Series C Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Additional Dividends”) out of lawfully available funds therefor an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series C Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock, then no such dividend or distribution shall be payable in respect of the Series C Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock to the extent that the applicable anti-dilution adjustment under Section (C)(3)(g)(viii) of this Article Four shall be made in connection therewith; and provided, further, that if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or part of evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), then no such dividend or distribution shall be payable in respect of the Series C Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock) to the extent that the applicable anti-dilution adjustment under Section (C)(3)(g)(ix) of this Article Four shall be made in connection therewith. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable on the same payment date as the payment date for the dividend or other distribution on the Common Stock established by the Board.
                         (iii) Restricted Payments.
                              (1) Except with respect to repurchases made after January 14, 2005 by the Company of Junior Securities from the stockholders of the Company for nominal value (the aggregate payment by the Company for all such repurchased stock not to exceed $100.00) and except with respect to repurchases of Preferred Stock, Class A Common Stock and options to purchase Common Stock, for an aggregate purchase price not to exceed $1,800,000, from participants in the Management Incentive Plan in accordance with the Restricted Stock Settlement Agreements to be executed in connection with issuances of stock or options under the Management Incentive Plan, so long as any shares of Series C Preferred Stock remain outstanding, the Company shall not, directly or indirectly, make any Junior Securities Distribution (as defined in Section (C)(3)(k) of this Article Four) unless (A) all accrued and unpaid dividends on the shares of Series C Preferred Stock shall have been paid in full and (B) sufficient amounts shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to any Senior Parity Securities and Parity Securities.
                              (2) Except with respect to repurchases of Series C Preferred Stock pursuant to the Management Incentive Plan to the extent such repurchases either are approved by the Board or are for nominal value and except with respect to repurchases of Preferred Stock, Class A Common Stock and options to purchase Common Stock, for an aggregate purchase price not to exceed $1,800,000, from participants in the Management Incentive Plan in accordance with the Restricted Stock Settlement Agreements to be executed in connection with issuances of stock or options under the Management Incentive Plan, so long as any shares of Series C Preferred Stock remain outstanding, the Company shall not make any Parity Securities Distribution (as defined in Section (C)(3)(k) of this Article Four) unless (A) all accrued and unpaid dividends on the shares of Series C Preferred Stock shall have been paid and (B) sufficient amounts shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to any Parity Securities; provided, however, that dividends may be declared and paid on Parity Securities if dividends are declared and paid on the Series C Preferred Stock (in accordance with the terms of Section (C)(3)(b)(i) of this Article Four) ratably in proportion to the respective aggregate amounts of dividends accrued and unpaid on such Parity Securities and accrued and unpaid on the Series C Preferred Stock.
                              After the Absolute Liquidation Preference has been paid in full with respect to all outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, so long as any shares of Series C Preferred Stock remain outstanding, the Company shall not make any Senior Parity Securities Distribution (as defined in Section (C)(3)(k) of this Article Four) unless (A) all accrued and unpaid dividends on the shares of Series C Preferred Stock shall have been paid and (B) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to any Senior Parity Securities and Parity Securities; provided, however, that dividends may be declared and paid on Senior Parity Securities if dividends are declared and paid on the Series C Preferred Stock (in accordance with the terms of Section (C)(3)(b)(i) of this Article Four) ratably in proportion to the respective aggregate amounts of dividends accrued and unpaid on such Senior Parity Securities and accrued and unpaid on the Series C Preferred Stock and Parity Securities.
                         (iv) Priority With Respect To Junior Securities. Holders of shares of Series C Preferred Stock shall be entitled to receive the dividends provided for in this Section (C)(3)(b) of this Article Four in preference to and in priority over any dividends upon any Junior Securities.
                         (v) Dividends After Conversion. Notwithstanding anything in this Section (C)(3)(b) of this Article Four to the contrary, all accumulated and unpaid Series C Preferred Stock dividends shall be canceled upon the conversion of the Series C Preferred Stock into Class B Common Stock in accordance with Section (C)(3)(g) of this Article Four.
                    (c) Redemption.
                         (i) General. The Company shall have no right to redeem any shares of Series C Preferred Stock.
                         (ii) No Selective Repurchase Offers. Except with respect to repurchases of Series C Preferred Stock pursuant to the Management Incentive Plan to the extent such repurchases either are approved by the Board or are for nominal value and except with respect to repurchases of Preferred Stock, Class A Common Stock and options to purchase Common Stock, for an aggregate purchase price not to exceed $1,800,000, from participants in the Management Incentive Plan in accordance with the Restricted Stock Settlement Agreements to be executed in connection with issuances of stock or options under the Management Incentive Plan, neither the Company nor any of its Subsidiaries shall repurchase any outstanding shares of Series C Preferred Stock, Senior Parity Securities or Parity Securities unless the Company either (i) offers to purchase all of the then outstanding shares of Series C Preferred Stock, Senior Parity Securities and Parity Securities or (ii) offers to purchase shares of Series C Preferred Stock,

Senior Parity Securities and Parity Securities from the holders in proportion to the respective number of shares of Series C Preferred Stock, Senior Parity Securities and Parity Securities held by each holder. In any such repurchase by the Company, if all shares of Series C Preferred Stock are not being repurchased, then the number of shares of Series C Preferred Stock, Senior Parity Securities and Parity Securities to be repurchased shall be allocated among all shares of Series C Preferred Stock, Senior Parity Securities and Parity Securities held by holders which accept the Company’s repurchase offer so that the shares of Series C Preferred Stock, Senior Parity Securities and Parity Securities are repurchased from such holders in proportion to the respective number of shares of Series C Preferred Stock, Senior Parity Securities and Parity Securities held by each such holder which accepts the Company’s offer (or in such other proportion as agreed by all such holders who accept the Company’s offer). In addition, in any such repurchase by the Company, the aggregate purchase price paid for shares of, and the aggregate consideration to be received by the holders of, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall be allocated such that (i) first, holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall receive the Absolute Liquidation Preference with respect to each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock and (ii) second, all remaining proceeds shall be allocated among the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock in proportion to the respective number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock held by each such holder which accepts the Company’s offer (or in such other proportion as agreed by all such holders who accept the Company’s offer). Nothing in this Section (C)(3)(c)(ii) of this Article Four shall obligate a holder of shares of Series C Preferred Stock to accept the Company’s repurchase offer.
                    (d) Voting Rights. Holders of Series C Preferred Stock shall have no voting rights except as provided by law.
                    (e) Reacquired Shares. Except with respect to shares repurchased by the Company for nominal value, any shares of Series C Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof and may not be reissued as shares of Series C Preferred Stock. Upon such retirement, the Company shall take all necessary action so that such shares shall become authorized but undesignated shares of Preferred Stock of the Company and may be reissued as part of another series of Preferred Stock of the Company.
                    (f) Liquidation, Dissolution or Winding Up.
                         (i) Liquidation Preference. In the event of a Liquidation (as defined in Section (C)(3)(k) of this Article Four), then, before any payment or distribution to the holders of Junior Securities (but, in the case of clauses (i) through (iii) in the definition of Liquidation, after payment or provision for the payment of the debts and other liabilities of the Company), each holder of a share of Series C Preferred Stock shall be entitled to receive an amount equal to the Series C Liquidation Preference (as defined in Section (C)(3)(k) of this Article Four). In the event that any payments are made, at any time, in respect of the Series C Liquidation Preference, the Series C

Liquidation Preference shall be reduced on a dollar for dollar basis by the amount of such payments.
                    (ii) Insufficient Assets. If, upon any such Liquidation, the assets to be distributed to the holders of Series C Preferred Stock, Senior Parity Securities and Parity Securities shall be insufficient to permit payment of the full amount of the Series C Liquidation Preference with respect to each share of Series C Preferred Stock plus amounts due on Liquidation with respect to each share of Senior Parity Securities and Parity Securities, the assets of the Company to be distributed among the holders of Series C Preferred Stock, Senior Parity Securities and Parity Securities shall be distributed ratably among holders of Senior Parity Securities until such holders have received the Absolute Liquidation Preference with respect to all shares of Senior Parity Securities and all remaining assets shall be distributed ratably among holders of Series C Preferred Stock, Senior Parity Securities and Parity Securities.
                    (iii) No Rights to Remaining Assets. After the payment to holders of the Series C Preferred Stock of the full amount of the Series C Liquidation Preference to which they are entitled under this Section (C)(3)(f) of this Article Four, the holders of Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.
                    (iv) In-Kind Distributions. Whenever the distribution provided for in this Section (C)(3)(f) of this Article Four shall be payable in securities or other property other than cash, the value of such distribution shall be the Fair Market Value (as defined in Section (C)(3)(k) of this Article Four).
                    (v) Notice of Liquidation Event. Written notice of a Liquidation stating a payment date, the amount payable pursuant to Section (C)(3)(f)(i) of this Article Four, and the place where such amount shall be payable shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) three (3) days after sent by e-mail (with such communication to be in PDF format), with electronic confirmation of sending, provided that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail addresses set forth below (or to such other mailing and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), or (c) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt), not less than twenty (20) days prior to the payment date stated therein, to the holders of record of shares of Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Company.
                    (vi) In connection with the receipt of the Series C Liquidation Preference in accordance with Section (C)(3)(f)(i) of this Article Four, if the holder of a share of Series C Preferred Stock is receiving the amount set forth in clause (x) of the definition of the term “Series C Liquidation Preference” in respect to such share (and is not receiving the amount set forth in clause (y) of such definitions), the Company shall cancel 25 shares of Class A Common Stock or Class B Common Stock, or any combination thereof, held by such holder, for each such share of Series C Preferred Stock prior to or concurrent with the receipt of such amount. Such shares of Common Stock shall be cancelled by the Company without payment of consideration to such holder solely in respect of such shares of Common Stock.
                    (g) Conversion of Series C Preferred Stock.
                         (i) Optional Conversion. Subject to the provision for adjustment set forth in this Section (C)(3)(g) of this Article Four, each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof at any time and from the time to time after the date hereof, into a number of fully paid and nonassessable shares of Class B Common Stock equal to the quotient obtained by dividing (x) the amount described in clause (x) of the definition of Series C Liquidation Preference with respect to such share calculated through and including the date of such conversion by (y) the Conversion Price (as defined in Section (C)(3)(k) of this Article Four) in effect on the date of such conversion.
                         (ii) Mandatory Conversion. Subject to the provision for adjustment set forth in this Section (C)(3)(g) of this Article Four, in the event the Company undertakes to consummate a Qualified IPO (as defined in Section (C)(3)(k) of this Article Four), if approved by (i) a majority of the members of the Board whether or not there exist any vacancies on the Board, (ii) the holders of that percentage of the outstanding voting power of the shares of the Series A Preferred Stock and Series A-1 Preferred Stock that equals the sum of (x) the percentage of the outstanding voting power of the shares of the Series B Preferred Stock and Series B-1 Preferred Stock held by the largest holder (or group of affiliated holders) of Series B Preferred Stock and Series B-1 Preferred Stock at the Effective Time and (y) 1%, by affirmative vote at a meeting or by written consent (voting together as a separate class and to the exclusion of the holders of all other classes or series of capital stock of the Company), and (iii) the holders of that percentage of the outstanding voting power of the shares of the Series B Preferred Stock and Series B-1 Preferred Stock that equals the sum of (x) the percentage of the outstanding shares of the Series B Preferred Stock and Series B-1 Preferred Stock held by the largest holder (or group of affiliated holders) of Series B Preferred Stock and Series B-1 Preferred Stock at the Effective Time and (y) 1%, by affirmative vote at a meeting or by written consent (voting together as a separate class and to the exclusion of the holders of all other classes or series of capital stock of the Company), each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall be automatically converted into a number of fully paid and nonassessable shares of Class A Common Stock equal to the quotient obtained by dividing (x) the Series A Accrued Value, Series A-1 Accrued Value, Series B Accrued Value, Series B-1 Accrued Value or the amount described in clause (x) of the definition of Series C Liquidation Preference, as applicable, on such share calculated through and including the date of such conversion by (y) the Conversion Price in effect on the date of such conversion; provided, however, that such conversion shall be effective immediately prior to the consummation of such Qualified IPO and shall be conditioned upon such consummation.
                         (iii) Conversion Procedure.
                              (1) Conversion of Series C Preferred Stock pursuant to Section (C)(3)(g)(i) may be effected by any holder thereof upon the surrender to the Company at the offices of the Company, or at the office of any agent or agents of the Company, as may be designated by the Board (the “Transfer Agent”), of the certificates representing Series C Preferred Stock to be converted (if such shares are certificated) accompanied by a written notice stating that such holder elects to convert all or a specified portion of such holder’s shares of Series C Preferred Stock in accordance with the provisions of this Section (C)(3)(g)(ii) of this Article Four and specifying the name or names in which such holder wishes the certificate or certificates for shares of Class B Common Stock or Class A Common Stock, as applicable, to be issued (if such shares are certificated). The Company shall pay any issue and transfer taxes that may be payable in respect of any issue or delivery of shares of Class B Common Stock or Class A Common Stock, as applicable, on conversion of Series C Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days (as defined in Section (C)(3)(k) of this Article Four) after the surrender of such certificates representing Series C Preferred Stock and the receipt of such notice relating thereto, the Company shall deliver or cause to be delivered (i) certificates (if such shares are certificated) representing the number of duly authorized, validly issued, fully paid and nonassessable shares of Class B Common Stock or Class A Common Stock, as applicable, to which the holder of Series C Preferred Stock being converted shall be entitled and (ii) if less than all of the shares represented by the surrendered certificates are being converted, a new certificate (if such shares are certificated) representing the number of shares of Series C Preferred Stock which remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to Series C Preferred Stock being converted shall cease except for the right to receive shares of Class B Common Stock or Class A Common Stock, as applicable, in accordance herewith, and the person entitled to receive the shares of Class B Common Stock or Class A Common Stock, as applicable, shall be treated for all purposes as having become the record holder of such shares of Class B Common Stock or Class A Common Stock, as applicable, at such time.
                              (2) The Company shall at all times reserve and keep available for issuance upon the conversion of Series C Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Class B Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series C Preferred Stock into shares of Class B Common Stock, and shall take all action required to increase the authorized number of shares of Class B Common Stock, if necessary, to permit the conversion of all outstanding shares of Series C Preferred Stock. The Company shall take all actions as may be necessary to assure that all such shares of Class B Common Stock may be so issued without violation of any applicable law (including applicable federal and state securities laws) or governmental regulation or any requirements of any domestic national securities exchange or other market upon which shares of Class B Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
                              (3) The Company shall not close its books against the transfer of Series C Preferred Stock or Class B Common Stock issued or issuable upon conversion of Series C Preferred Stock in any manner which interferes with the timely conversion of Series C Preferred Stock. The Company shall assist and cooperate with any holder of shares of Series C Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of such shares hereunder (including making any filings required to be made by the Company).

                              (4) If the shares of Class B Common Stock issuable by reason of such conversion of Series C Preferred Stock are, at the option of the holder of such Class B Common Stock, convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the converting holder’s option, upon surrender of shares of Series C Preferred Stock to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Class B Common Stock, deliver to such holder, or as otherwise specified by such holder, a certificate or certificates representing the stock or securities into which the shares of Class B Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.
                         (iv) Adjustments Upon Changes in Capitalization.
                              (1) Except with respect to Excluded Securities (as defined in clause (3) below), in case the Company shall issue any shares of Common Stock or Common Stock Equivalents after the date the first share of Series C Preferred Stock is issued (the “Issue Date”) without consideration or at a price per share (or having a conversion, exchange or exercise price per share) of less than the Conversion Price as of the date of such issuance then, and, in each such case, the Conversion Price shall be appropriately adjusted by multiplying (A) the Conversion Price in effect on the day immediately prior to the date of issuance of such shares of Common Stock or Common Stock Equivalents by (B) a fraction, the denominator of which shall be the sum of (1) the number of Shares of Common Stock Outstanding (as defined in Section (C)(3)(k) of this Article Four) on such date prior to such issuance and (2) the number of additional shares of Common Stock issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents), and the numerator of which shall be the sum of (x) the number of Shares of Common Stock Outstanding on such date prior to such issuance and (y) the number of shares of Common Stock purchasable at the Conversion Price in effect on the day immediately prior to the date of issuance of such shares of Common Stock or Common Stock Equivalents with the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or, in the case of issuances of Common Stock Equivalents, issuable upon conversion, exchange or exercise of such Common Stock Equivalents). An adjustment made pursuant to this clause (1) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (1), the consideration receivable by the Company in connection with the issuance of additional shares of Common Stock or of Common Stock Equivalents since the Issue Date shall be deemed to be equal to (X) in the case the consideration received by the Company is cash, the sum of the aggregate offering price, excluding any amounts paid or receivable for accrued interest or accrued dividends (before deduction of underwriting discounts or commissions or fees and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents, and (Y) in the case the consideration received by the Company is other than cash, the Fair Market Value (before deduction of underwriting discounts or commissions or fees and expenses payable to third parties, if any). The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section (C)(3)(g)(viii) of this Article Four shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Company to which this clause (1) applies. Upon the expiration or termination of any unconverted, unexchanged or unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this clause (1), the adjustments shall not forthwith be reversed to effect such Conversion Price as would have been in effect at the time of such expiration or termination had such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued.
                              (2) If, at any time, the purchase price provided for in any Common Stock Equivalents shall decrease, the additional consideration, if any, payable upon the conversion or exchange of any Common Stock Equivalents shall decrease, or the rate at which any Common Stock Equivalents are convertible into or exchangeable for Common Stock shall increase, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Common Stock Equivalents still outstanding provided for such purchase price, reduced additional consideration or increased conversion rate, as the case may be, at the time initially granted, issued or sold.
                              (3) “Excluded Securities” shall mean: (A) shares of Common Stock issued or issuable upon conversion of Class B Common Stock into Class A Common Stock in accordance with Section (B)(4) of this Article Four; (B) shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock in accordance with Section (C)(1)(g)(i), (C)(2)(g)(i) or (C)(3)(g)(i) of this Article Four; (C) shares of Common Stock issued or issuable upon conversion or exercise of any Common Stock Equivalents outstanding on the Issue Date; (D) any shares of Common Stock Equivalents and shares of Common Stock issued or issuable to directors, officers, employees or consultants of the Company following the Issue Date pursuant to any stock option, restricted stock, stock purchase or stock bonus plan, or other equity-based agreement, plan or arrangement, approved by the Board or the Compensation Committee of the Board prior to the date on which the Management Incentive Plan was approved by the Board, in an amount not exceeding up to 1,137,219 shares of Common Stock in the aggregate (less any such shares as to which the right to such shares was forfeited in connection with an individual’s participation in the Management Incentive Plan); (E) any shares of capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of the Company’s capital stock, (F) any shares of capital stock issued in connection with business acquisitions, strategic partnerships and alliances, and financing transactions (other than capital stock issued to parties unrelated to any such transaction, in exchange for cash, to provide equity financing for any such transaction), (G) any shares of Common Stock issued in connection with a public offering of Common Stock registered under the Securities Act of 1933, as amended, (H) any shares of capital stock issued pursuant to pre-emptive rights under Section 7 of the Shareholders’ Agreement, (I) any shares of Series A-1 Preferred Stock or Series B-1 Preferred Stock with an Issuance Date of August 23, 2006 and (J) any shares of Series C Preferred Stock and Class B Common Stock issued pursuant to the Management Incentive Plan, not to exceed 52,332 shares of Series C Preferred Stock and 1,308,297 shares of Class B Common Stock.
                              (4) If the Company shall set a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.
                              (5) Successive adjustments pursuant to this Section (C)(3)(g) of this Article Four shall be made without duplication whenever any event specified in this Section (C)(3)(g) of this Article Four shall require a Conversion Price adjustment.
                              (6) All calculations of the Conversion Price shall be made to the nearest ten decimal places without rounding. No adjustment to the Conversion Price pursuant to this Section (C)(3)(g)(iv) of this Article Four shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this Section (C)(3)(g)(iv)(6) of this Article Four are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Anything in Section (C)(3)(g) of this Article Four to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Section (C)(3)(g) of this Article Four (other than pursuant to Section (C)(3)(g)(viii) of this Article Four in connection with a combination (by reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares).
                              (7) In connection with the conversion of any shares of Series C Preferred Stock pursuant to this Section (C)(3)(g) of this Article Four, no fractions of shares of Class B Common Stock or Class A Common Stock, as applicable, shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Class B Common Stock or Class A Common Stock, as applicable, on the day on which such shares of Series C Preferred Stock are deemed to have been converted. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class B Common Stock or Class A Common Stock, as applicable, issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series C Preferred Stock so surrendered.
                         (v) [intentionally omitted]
                         (vi) Transfer Books. The Company will at no time close its transfer books against the transfer of any Series C Preferred Stock or any shares of Common Stock issued or issuable upon the conversion of any shares of such Series C Preferred Stock, except as may otherwise be required to comply with applicable securities laws.
                         (vii) [intentionally omitted]
                         (viii) Adjustments for Dividends, Subdivisions and Combinations. If the Company at any time (i) pays any dividend, or makes any distribution, on the outstanding shares of Common Stock in shares of Common Stock without payment of any consideration by the holders of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock, or (iii) combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series C Preferred Stock thereafter convertible into Common Stock pursuant to this Section (C)(3)(g) of this Article Four shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series C Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier.
                         (ix) Special Dividends; Repurchases.
                              (1) In case the Company after the Issuance Date shall distribute to all holders of shares of Common Stock evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), the Conversion Price in effect immediately prior to the date of such distribution (or the date immediately prior to the date of the public announcement of such distribution, whichever is earlier) shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the remainder of (i) the Closing Price per share of Common Stock on such date, minus (ii) the Fair Market Value as of such date of the portion of assets, evidences of indebtedness, capital stock or subscription rights so distributed or paid applicable to one share of Common Stock, and (y) the denominator is the Closing Price per share of Common Stock on such date, such adjustment to become effective immediately prior to the opening of business on the day following the date of distribution or purchase; provided, however, that no adjustment shall be made (A) if such issuance is an issuance of Excluded Securities or (B) if an adjustment shall otherwise be made with respect to such distribution or issuance pursuant to Section (C)(3)(g)(iv) of this Article Four; and further provided, however, that if in any case the numerator of such fraction shall be zero or less than zero, no adjustment shall be made in such case. The Company shall provide any holder of Series C Preferred Stock, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or capital stock referred to in this subparagraph (ix).
                              (2) In case the Company after the Issuance Date shall purchase or otherwise acquire for value any shares of Common Stock or Common Stock Equivalents in an Above Market Repurchase (as defined in Section (C)(3)(k) of this Article Four), the Conversion Price in effect immediately prior to the date of such purchase or other acquisition (or the date immediately prior to the date of the public announcement of such purchase or other acquisition) shall be reduced to an amount determined by multiplying the Conversion Price in effect immediately prior to such purchase or other acquisition, by a fraction of which (x) the numerator shall be (A) the product of (1) the number of Shares of Common Stock Outstanding immediately prior to such purchase or other acquisition and (2) the Fair Market Value per share of Common Stock in effect on the Business Day immediately prior to the earlier of (i) the date of such purchase or other acquisition and (ii) the date immediately prior to the date of the public announcement of such purchase or other acquisition, minus (B) the aggregate consideration paid by the Company in such Above Market Repurchase (plus, in the case of Common Stock Equivalents, the aggregate additional consideration which would have been paid to the Company upon exercise, conversion or exchange), and (y) the denominator of which is the product of (A) the number of Shares of Common Stock Outstanding immediately after such purchase or other acquisition multiplied by (B) the Fair Market Value per share of Common Stock in effect on the Business Day immediately prior to the earlier of (i) the date of such purchase or other acquisition and (ii) the date immediately prior to the date of the public announcement of such purchase or other acquisition.
                              (x) Provisions for Organic Changes. Prior to the consummation of any Organic Change (as defined in Section (C)(3)(k) of this Article Four), the Company shall make appropriate provisions to ensure that each holder of Series C Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series C Preferred Stock, such shares of securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series C Preferred Stock immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions to ensure that the provisions of this Section (C)(3)(g) of this Article Four shall thereafter be applicable to the Series C Preferred Stock. The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets provides in its charter documents and in the definitive agreement providing for such Organic Change the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
                              (xi) Recapitalization, Conversion and Exchange of Shares. If any recapitalization, conversion or exchange of shares or any other change in the Company’s capital structure, or any other event occurs of the type contemplated by the provisions of this Section (C)(3)(g) of this Article Four but in any such case, which is not expressly provided for by the provisions of this Section (C)(3)(g) of this Article Four (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), the Board shall make an appropriate adjustment to the Conversion Price so as to protect the rights of the holders of Series C Preferred Stock.
                              (xii) Exclusion from Conversion Price Adjustments. No adjustment to the Conversion Price shall be made or shall be applicable under this Section (C)(1)(g) of this Article Four with respect to (i) the issuance of shares of Series A-1 Preferred Stock or Series B-1 Preferred Stock on August 23, 2006 in connection with the conversion of the Notes outstanding under the Note Purchase Agreement, dated January 14, 2005 among the Company, the purchasers named therein and MCG Capital Corporation as Administrative Agent, (ii) the issuance of shares of Series C Preferred Stock and/or Class B Common Stock, including without limitation upon exercise of options to purchase Series C Preferred Stock and/or Class B Common Stock, pursuant to the Management Incentive Plan (not to exceed 52,332 shares of Series C Preferred Stock and 1,308,297 shares of Class B Common Stock) and (iii) the issuance of shares of Series B-1 Preferred Stock and Class A Common Stock

issued pursuant to the Eureka Merger Agreement, or issued as a result of the exercise of warrants to purchase Series B-1 Preferred Stock and Class A Common Stock issued pursuant to the Eureka Merger Agreement.
                         (h) Reports as to Adjustment.
                              (i) Notice of Conversion Price Adjustment. Upon any adjustment of the Conversion Price then in effect pursuant to the provisions of Section (C)(3)(g) of this Article Four, then, and in each such case, the Company shall promptly deliver to the Transfer Agent of Series C Preferred Stock and the Common Stock and to each of the holders of Series C Preferred Stock and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated (including any Fair Market Value determinations made by the Board) and the Conversion Price then in effect following such adjustment. Where appropriate, such notice to holders of Series C Preferred Stock may be given in advance.
                              (ii) Notice of Organic Change. The Company shall also give written notice to the holders of Series C Preferred Stock at least twenty (20) days prior to the date on which any Organic Change takes place.
                         (i) Protection of Rights. Any registered holder of Series C Preferred Stock may proceed to protect and enforce its rights with any and all remedies available at law or in equity.
                         (j) Protective Voting Rights and Powers. So long as shares of Series C Preferred Stock are outstanding, the Company shall not, directly or indirectly, without first obtaining the approval (by vote at a meeting or by written consent) of the holders of a majority in voting power of the outstanding shares of Series C Preferred Stock entitled to vote (voting together as a class but separately from and to the exclusion of the holders of all other classes or series of stock of the Company):
                              (i) amend, alter, repeal, restate, or supplement this Tenth Amended and Restated Certificate of Incorporation or its Bylaws (in each case, whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner which alters or changes, in any manner, the number of shares, or the powers, preferences or rights, of the Series C Preferred Stock or which would adversely affect the powers, preferences or rights of the Series C Preferred Stock; or
                              (ii) change the authorized number of shares of Preferred Stock or the Series C Preferred Stock.
                         (k) Definitions. In addition to any other terms defined in this Section (C)(3) of this Article Four, the following terms shall have the meanings indicated when used in this Section (C)(3) of this Article Four:

                    “Above Market Repurchase” shall mean any purchase (by tender or exchange offer, open market purchase, privately negotiated purchase or otherwise) of all or any portion of the Company’s Common Stock or Common Stock Equivalents where such purchase is for aggregate consideration that exceeds the product of (x) the aggregate number of shares of Common Stock or Common Stock Equivalents being purchased multiplied by (y) the Closing Price of the Common Stock on the date of such purchase minus, in the case of Common Stock Equivalents, the aggregate additional consideration which would have been paid to the Company upon exercise, conversion or exchange.
                    “Absolute Liquidation Preference” shall mean, with respect to each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock (x) $516.35 less (y) the aggregate amount of any cash dividends paid with respect to each share of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock; provided that the Absolute Liquidation Preference with respect to any share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock shall not be reduced to an amount less than $0.00.
                    “Additional Dividends” has the meaning given in Section (C)(3)(b)(ii) of this Article Four.
                    “Board” means the Board of Directors of the Company.
                    “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.
                    “BV-BC Merger Agreement” shall mean the Amended and Restated Agreement and Plan of Merger by and among the Company, BridgeCom Holdings, Inc., a Delaware corporation, MCG IH II, Inc., a Delaware corporation, MCG Capital Corporation, a Delaware corporation, the Principal Company Stockholders named therein and certain other parties thereto, dated as of November 22, 2004.
                    “Class A Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.
                    “Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company.
                    “Closing Price” per share of Common Stock on any date shall mean the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (or other national securities exchange), the Nasdaq National Market System or the Nasdaq SmallCap Market, or, if such security is not so reported in the principal consolidated transaction reporting system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected in good faith by the Board and acceptable to the holders of a majority of the outstanding shares of Series C Preferred Stock, making a market in the Common Stock or such other securities of the Company. If the Common Stock or such other securities are not so reported or publicly traded, “Closing Price” shall mean the Fair Market Value.
                    “Common Stock” shall mean shares of Class A Common Stock and Class B Common Stock.
                    “Common Stock Equivalent” shall mean securities convertible into, or exchangeable or exercisable for, shares of Common Stock and options, warrants and rights to acquire such convertible securities.
                    “Conversion Price” means $50.00, subject to adjustment as provided in Section (C)(3)(g) of this Article Four.
                    “Dividend Payment Date” shall mean the last Business Day of each calendar quarter.
                    “Dividend Period” shall mean the Initial Dividend Period and, thereafter, each quarterly period from and including a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).
                    “Effective Time” shall have the meaning set forth in the BV-BC Merger Agreement.
                    “Eureka Merger Agreement” shall mean the Agreement and Plan of Merger, dated February 23, 2007, among the Company, Eureka Acquisition Corporation, a Delaware corporation, Eureka Broadband Corporation, a Delaware corporation, the significant stockholders or Eureka Broadband Corporation set forth therein, and Jeffrey Ginsberg, as agent of the stockholders of Eureka Broadband Corporation.
                    “Excluded Securities” has the meaning given in Section (C)(3)(g)(iv)(3) of this Article Four.
                    “Fair Market Value” shall mean the price that a willing buyer would pay to a willing seller in an arm’s length transaction, it being understood that the buyer and seller in arriving at such price in determining the value would each consider, the other factors customarily considered by valuation professionals, as the Board in good faith shall reasonably determine. The Board shall promptly provide written notice of any Fair Market Value determination to the holders of the outstanding shares of Series C Preferred Stock; provided, however, that if the Board has provided notice of such determination in connection with its obligations under Section (C)(3)(h)(i) of this Article Four, the Board shall not be required to provide a separate notice.

                    “Initial Dividend Period” shall mean the dividend period commencing on the Issuance Date and ending on (and including) the date immediately prior to the first Dividend Payment Date to occur thereafter.
                    “Issuance Date” shall mean with respect to any share of Series C Preferred Stock, the date on which the Company initially issues such share of Series C Preferred Stock, regardless of the number of times transfer of such share is made on the stock records of the Company and regardless of the number of certificates which may be issued to evidence such share.
                    “Issue Date” has the meaning given in Section (C)(3)(g)(iv)(1) of this Article Four.
                    “Junior Securities” shall mean the Company’s Common Stock and all classes and series of capital stock of the Company now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series C Preferred Stock, or which do not specify their rank, with respect to payment of dividends or distributions, or the distribution of assets upon liquidation, winding up or dissolution. This definition of Junior Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Junior Securities.
                    “Junior Securities Distribution” shall mean the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities, or any distribution in respect thereof (except for (i) dividends on Junior Securities which are payable solely in additional shares of Junior Securities, as required by the terms of such Junior Securities, or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Common Stock Equivalents or other property, or the purchase or redemption by any Person directly or indirectly controlled by the Company of any of the Junior Securities.
                    “Liquidation” shall mean that (i) the Company shall (A) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, (B) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, or of any substantial part of its property, (C) make an assignment for the benefit of its creditors, or (D) admit in writing its inability to pay its debts generally as they become due, (ii)(A) a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and (B) any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and on account of any such event the Company shall liquidate, dissolve or wind up, (iii) the Company shall otherwise liquidate, dissolve or wind up, or (iv) the Company shall (A) merge or consolidate with a Person (other than a merger (i) which only involves a change in the Company’s state of incorporation or (ii) with a wholly-owned subsidiary (directly or indirectly)), and pursuant to such merger or consolidation the Company is not the surviving entity; (B) merge or consolidate, and pursuant to such merger or consolidation the Company is the surviving entity but the holders of the Company’s outstanding equity securities immediately prior to such merger or consolidation (x) are not the holders of equity securities of the Company that represent at least 50% of the total number of votes entitled to be cast in the election of directors immediately following such merger or consolidation or (y) have otherwise relinquished control of the Company following such merger or consolidation; (C) sell or transfer all or substantially all of the assets of the Company to one or more Persons that are not wholly-owned subsidiaries (directly or indirectly) of the Company in any transaction (in a transaction not described in clauses (i) through (iii)) or, series of transactions, or (D) sell or transfer a majority of the voting stock of the Company to one or more Persons that are not wholly-owned subsidiaries (directly or indirectly) of the Company in any transaction or series of transactions. Notwithstanding anything to the contrary in this definition of “Liquidation,” the transactions contemplated or effected by the BV-BC Merger Agreement (as defined in this Section (C)(3)(k) of this Article Four) shall not be deemed to be a Liquidation.
                    “Organic Change” shall mean any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) securities or assets with respect to or in exchange for Common Stock; provided, however, that an Organic Change shall exclude a Liquidation.
                    “Parity Securities” shall mean each class or series of capital stock of the Company now or hereafter authorized, issued or outstanding the terms of which specifically provide that such class or series will rank on a parity with the Series C Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon liquidation, winding up or dissolution. This definition of Parity Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Parity Securities.
                    “Parity Securities Distribution” shall mean the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of Parity Securities (other than by conversion into or exchange for Junior Securities) or any Common Stock Equivalents exercisable or exchangeable for or convertible into any shares of Parity Securities, or any distribution in respect thereof (except for (i) dividends on Parity Securities which are payable solely in additional shares of Parity Securities, or by the increase in the liquidation value of Parity Securities, in each case, as required by the terms of such Parity Securities or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Common Stock Equivalents or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Company of any of the Parity Securities or any Common Stock Equivalents exercisable or exchangeable for or convertible into any Parity Securities.
                    “Person” shall mean any individual, firm, corporation, limited liability company, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                    “Qualified IPO” shall mean any issuance and sale of shares of Common Stock which occurs in an underwritten public offering registered under the Securities Act of 1933, as amended, and provides net proceeds to the Company of not less than $50,000,000.
                    “Restricted Stock Settlement Agreements” means both (i) the Restricted Stock Settlement Agreement, dated April 2007, by and among the Company, MCG Capital Corporation, a Delaware corporation, BridgeCom Holdings, Inc., a Delaware corporation, and the individual grantee named therein and (ii) the Restricted Stock Settlement Agreement, dated April 2007, by and among the Company and the individual grantee named therein.
                    “Senior Parity Securities” shall mean each class or series of capital stock of the Company now or hereafter authorized, issued or outstanding the terms of which specifically provide that such class or series will rank senior to the Series C Preferred Stock with respect to payment of dividends or distributions or the distribution of assets upon liquidation, winding up or dissolution until the Absolute Liquidation Preference has been paid with respect to such Senior Parity Securities but on a parity with the Series C Preferred Stock after payment of such Absolute Liquidation Preferences. The Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall constitute Senior Parity Securities. This definition of Senior Parity Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Senior Parity Securities.
                    “Senior Securities” shall mean each class or series of capital stock of the Company now or hereafter authorized, issued or outstanding the terms of which specifically provide that such class or series will rank senior to the Series C Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon liquidation, winding up or dissolution. This definition of Senior Securities shall include, without limitation, any Common Stock Equivalents exercisable or exchangeable for or convertible into any Senior Securities.
                    “Series A Preferred Stock” shall mean the 12% Participating Series A Preferred Stock, par value $.01 per share of the Company.
                    “Series A-1 Preferred Stock” shall mean the 12% Participating Series A-1 Preferred Stock, par value $.01 per share of the Company.
                    “Series B Preferred Stock” shall mean the 12% Participating Series B Preferred Stock, par value $.01 per share of the Company.
                    “Series B-1 Preferred Stock” shall mean the 12% Participating Series B-1 Preferred Stock, par value $.01 per share of the Company.
                    “Series C Accrued Value” shall mean, with respect to a share of Series C Preferred Stock, as at any date, the amount that equals the Series A Accrued Value of the Series A Preferred Stock as of such date.
                    “Series C Liquidation Preference” shall mean the greater of (x) the Series C Accrued Value on a share of Series C Preferred Stock less the Absolute Liquidation

Preference, as at any date, or (y) the amount of securities, cash or other property that would be payable to such holder in the Liquidation in respect of Class A Common Stock issuable upon conversion of such share of Series C Preferred Stock if all outstanding shares of Series C Preferred Stock were converted into Class A Common Stock immediately prior to the Liquidation in accordance with Section (C)(3)(g) of this Article Four hereof; provided that holders of Series C Preferred Stock shall not be entitled to receive the amount described in clause (y) of this definition unless either (i) all holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock have received payment in full in respect of the Series A Liquidation Preference, the Series A-1 Liquidation Preference, the Series B Liquidation Preference and the Series B-1 Liquidation Preference, respectively, as well as, with respect to all such holders, payment in full in respect of the Absolute Liquidation Preference or (ii) the amounts described in clause (y) of the definitions of each of Series A Liquidation Preference, Series A-1 Liquidation Preference, Series B Liquidation Preference and Series B-1 Liquidation Preference is greater than the amounts described in clause (x) of each of such definitions.
                    “Series C Objecting Parties” has the meaning given in the definition of Fair Market Value in this Section (C)(3)(k) of this Article Four.
                    “Series C Preferred Stock” shall mean the 12% Participating Series C Preferred Stock, par value $.01 per share of the Company.
                    “Shareholders’ Agreement” means the Third Amended and Restated Shareholders Agreement, dated as of May 31, 2007, by and among the Company and the stockholders party thereto, as amended from time to time. The Company will provide a copy of the Shareholders’ Agreement to any stockholder of the Company upon request.
                    “Shares of Common Stock Outstanding” shall mean at any time, with respect to the Company, the sum of (i) all shares of Common Stock issued and outstanding at such time, (ii) all shares of Common Stock which are then issuable upon conversion of the Series A Preferred Stock, (iii) all shares of Common Stock which are then issuable upon conversion of the Series A-1 Preferred Stock, (iv) all shares of Common Stock which are then issuable upon conversion of the Series B Preferred Stock, (v) all shares of Common Stock which are then issuable upon conversion of the Series B-1 Preferred Stock or upon the exercise of warrants to purchase Series B-1 Preferred Stock and (vi) all shares of Common Stock which are then issuable upon conversion of the Series C Preferred Stock or upon the exercise of options to purchase Series C Preferred Stock.
                    “Subsidiaries” of the Company shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.
                    “Transfer Agent” has the meaning given in Section (C)(3)(g)(iii) of this Article Four.
                    (l) Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Section (C)(3) of this Article Four shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) three (3) days after sent by e-mail (with such communication to be in PDF format), with electronic confirmation of sending, provided that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail addresses set forth below (or to such other mailing and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), or (c) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt) to the following addresses:
Broadview Networks Holdings, Inc.
800 Westchester Ave
5th Floor, Suite N501
Rye Brook, NY 10573
Attention: Chief Executive Officer
or at such other address as may have been furnished in writing by the Company to the holders of the outstanding shares of Series C Preferred Stock.
ARTICLE FIVE
     A. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by law or this Tenth Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.
     B. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws; provided, however, that the number of directors shall not be less than one (1) nor more than eleven (11).
     C. Elections of directors need not be by written ballot unless the Bylaws of the Company shall provide otherwise.
     D. Subject to the provisions of Article Six of this Tenth Amended and Restated Certificate of Incorporation, the Board of Directors is authorized to make, amend and repeal the Bylaws of the Company; provided, however that the affirmative vote of a majority of the holders of the Series A Preferred Stock and the Series A-1 Preferred Stock, voting together as a single class, shall be required in order to amend, supplement, repeal, revise, restate or otherwise modify Article III Section 18 thereof.
     E. In the event of any deadlock or impasse in the voting of the members of the board of Directors, such deadlock or impasse shall be resolved by the Chairman of the Board in accordance with the Shareholders Agreement.

ARTICLE SIX
     A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article Six by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.
ARTICLE SEVEN
     The Company shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person, who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Seven shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Company of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Company under this Article Seven.
     The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Article to directors and officers of the Company.
     The right to indemnification and to the advancement of expenses conferred in this Article Seven shall not be exclusive of any other right which any person may have or hereafter acquire under this Tenth Amended and Restated Certificate of Incorporation, the Bylaws of the Company, any statute, agreement, vote of shareholders or disinterested directors or otherwise.
     Any repeal or modification of this Article Seven by the stockholders of the Company shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE EIGHT
     The Company reserves the right to amend, alter, change or repeal any provision contained in this Tenth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE NINE
     A. If a Significant Stockholder (or, except as set forth below, any of its officers, employees, directors, agents, stockholders, members, partners, affiliates or Subsidiaries) acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Company shall have no interest in such Corporate Opportunity and no expectancy that such Corporate Opportunity be offered to it, any such interest or expectancy being hereby renounced, so that such Person shall have no duty to present such Corporate Opportunity to the Company and shall have the right to hold and exploit any such Corporate Opportunity for its (and its officers’, employees’, directors’, agents’, stockholders’, members’, partners’, affiliates’ or Subsidiaries’) own account or to direct, sell, assign or transfer such Corporate Opportunity to Persons other than the Company or any Subsidiary of the Company. Such Person shall not breach any fiduciary duty to the Company or to its stockholders by reason of the fact that such Person does not present such Corporate Opportunity to the Company or pursues, acquires or exploits such Corporate Opportunity for itself or directs, sells, assigns or transfers such Corporate Opportunity to another Person.
     B. Notwithstanding the provisions of Clause (A) of this Article Nine, the Company does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered in writing to any person (i) who is an officer of the Company and who is also a director but not an officer or employee of a Significant Stockholder if such opportunity is expressly offered to such person solely in his or her capacity as an officer of the Company and such Corporate Opportunity relates solely to the Company; (ii) who is a director but not an officer of the Company and who is also a director, officer or employee of a Significant Stockholder, if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Company and such Corporate Opportunity relates solely to the Company; (iii) who is an officer or employee of a Significant Stockholder and an officer of the Company if such opportunity is expressly offered to such person solely in his or her capacity as an officer or employee of the Company and such Corporate Opportunity relates solely to the Company; or (iv) who is the president or chief executive officer (other than an officer, director or employee of a Significant Stockholder that serves on a transitional or interim basis). If the Company does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such Corporate Opportunity diligently and in good faith, the other person may then pursue or hold such Corporate Opportunity for its (and its officers’, employees’, directors’, agents’, stockholders’, members’, partners’, affiliates’ or Subsidiaries’) own account or direct, sell, assign or transfer such Corporate Opportunity to Persons other than the Company or any Subsidiary of the Company. A Corporate Opportunity not allocated and pursued in accordance with the foregoing shall not, solely by reason of the lack of allocation and pursuit of the Corporate Opportunity in accordance with the foregoing, be or be deemed to be a breach of any fiduciary duty, but shall be governed by the DGCL and other applicable law.

     C. For purposes of this Article Nine, (a) the term “Company” shall mean the Company and all corporations, partnerships, joint ventures, associations, limited liability companies and other entities in which the Company beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; (b) the term “Corporate Opportunity” shall mean only an investment, business opportunity or prospective economic advantage (i) in which the Company could have an interest or expectancy, (ii) which the Company is financially able to undertake, or with respect to which the Company would reasonably be able to obtain debt or equity financing, and (iii) which is, from its nature, in the line or lines of the Company’s business or reasonable expansion thereof; and (c) the term “Significant Stockholder” shall mean each of (1) MCG IH II, Inc. and MCG Capital Corporation; (2) Baker Communications Fund, L.P., Baker Communications Fund II (QP), L.P.; (3) Communications Ventures II, L.P., Communications Ventures Affiliates Fund II, L.P., ComVentures IV, L.P., ComVentures IV CEO Fund, L.P. and ComVentures IV Entrepreneurs’ Fund, L.P.; (4) New Enterprise Associates VII, Limited Partnership, New Enterprise Associates 9, Limited Partnership, New Enterprise Associates 10, Limited Partnership, NEA Presidents’ Fund, L.P., NEA Ventures 1998, L.P.; (5) WPG Enterprise Fund III, L.L.C., Weiss, Peck & Greer Venture Associates IV, L.L.C., WPG Information Sciences Entrepreneur Fund, L.P. and Weiss, Peck & Greer Venture Associates IV Cayman, L.P. and each of their respective affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended), provided, however, that for purposes of this definition of Significant Stockholder, none of the Significant Stockholders, on one hand, or the Company, on the other hand, shall be deemed to be affiliates of one another.
     D. Neither the alteration, amendment or repeal of this Article Nine nor the adoption of any provision of this Tenth Amended and Restated Certificate of Incorporation inconsistent with this Article Nine shall eliminate or reduce the effect of this Article Nine in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Nine, would accrue or arise prior to such alteration, amendment, repeal or adoption.

     IN WITNESS WHEREOF, Broadview Networks Holdings, Inc. has caused this Tenth Amended and Restated Certificate of Incorporation to be signed by Corey Rinker, its Chief Financial Officer, Treasurer and Assistant Secretary, this 31st day of May, 2007.

BROADVIEW NETWORKS HOLDINGS, INC.
By:
	Name:	Corey Rinker
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Tenth Amended and Restated Certificate of Incorporation]